EXHIBIT 10.46

PC Connection, Inc.

Merrimack Services Corporation

GovConnection, Inc.

MoreDirect, Inc.

AGREEMENT FOR INVENTORY FINANCING

Table of Contents

Section 1. DEFINITIONS; ATTACHMENTS	2
1.1. Special Definitions	2
1.2. Other Defined Terms	8
1.3. Attachments	8
Section 2. CREDIT LINE; FINANCE CHARGES; OTHER CHARGES	9
2.1. Credit Line	9
2.2. Product Advances	9
2.3. Finance and Other Charges	10
2.4. Customer Account Statements	10
2.5. Shortfall	11
2.6. Application of Payments	11
2.7. Prepayment and Reborrowing By Customer	11
Section 3. CREDIT LINE ADDITIONAL PROVISIONS	11
3.1. Power of Attorney	11
Section 4. SECURITY — COLLATERAL	12
4.1. Grant	12
4.2. Further Assurances	12
Section 5. CONDITIONS PRECEDENT	12
5.1. Conditions Precedent to the Effectiveness of this Agreement	12
5.2. Conditions Precedent to Each Advance	13
Section 6. REPRESENTATIONS AND WARRANTIES	14
6.1. Organization and Qualifications	14
6.2. Rights in Collateral; Priority of Liens	14
6.3. No Conflicts	14
6.4. Enforceability	14
6.5. Locations of Offices, Records and Inventory	14
6.6. Fictitious Business Names	15
6.7. Organization	15
6.8. No Judgments or Litigation	15
6.9. No Defaults	15
6.10. Labor Matters	15
6.11. Compliance with Law	15
6.12. ERISA	15
6.13. Compliance with Environmental Laws	16
6.14. Licenses and Permits	16
6.15. Investment Company	16
6.16. Taxes and Tax Returns	16
6.17. Affiliate/Subsidiary Transactions	16

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6.18. Accuracy and Completeness of Information	17
6.19. Recording Taxes	17
6.20. Indebtedness	17
6.22. Security Interest	17
Section 7. AFFIRMATIVE COVENANTS	17
7.1. Financial and Other Information	17
7.2. Location of Collateral	18
7.3. Changes in Customer	18
7.4. Legal Entity Existence	19
7.5. ERISA	19
7.6. Environmental Matters	19
7.7. Collateral Books and Records/Collateral Audit	19
7.8. Insurance; Casualty Loss	20
7.9. Taxes	20
7.10. Compliance With Laws	21
7.11. Fiscal Year	21
7.12. Maintenance of Property	21
7.13. Collateral	21
7.14. Subsidiaries	21
7.15. Financial Covenants; Additional Covenants	21
7.16. Joint and Several Guaranty	21
Section 8. NEGATIVE COVENANTS	23
8.1. Liens	23
8.2. Disposition of Assets	23
8.3. Changes in Customer	23
8.4. Guaranties	23
8.5. Restricted Payments	23
8.6. Affiliate/Subsidiary Transactions	24
8.7. ERISA	24
8.8. Additional Negative Pledges	24
8.9. Storage of Collateral with Bailees and Warehousemen	24
8.10. Indebtedness	24
8.11. Loans	24
Section 9. DEFAULT	24
9.1. Event of Default	24
9.2. Acceleration	26
9.3. Remedies	26
9.4. Waiver	27
Section 10. MISCELLANEOUS	27
10.1. Term; Termination	27
10.2. Indemnification	27
10.3. Additional Obligations	28
10.4. LIMITATION OF LIABILITY	28
10.5. Alteration/Waiver	28
10.6. Severability	28
10.7. One Loan	28
10.8. No Merger or Novations	29
10.9. Paragraph Titles	29
10.10. Binding Effect; Assignment	29
10.11. Obligations	29
10.12. Notices; E-Business Acknowledgment	29
10.13. Counterparts	31
10.14. ATTACHMENT A MODIFICATIONS	31
10.15. SUBMISSION AND CONSENT TO JURISDICTION AND CHOICE OF LAW	31
10.16. JURY TRIAL WAIVER	32

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AGREEMENT FOR INVENTORY FINANCING

This AGREEMENT FOR INVENTORY FINANCING (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is hereby made as of the 31st day of October, 2002 by and among IBM Credit Corporation, a corporation duly organized under the laws of the State of Delaware, with a place of business at 1500 RiverEdge Parkway, Atlanta, GA 30328 (“IBM Credit”), Merrimack Services Corporation a corporation, duly organized under the laws of the State of Delaware, with its principal place of business at 730 Milford Road, Merrimack, NH 03054 (“Merrimack”), GovConnection, Inc. a corporation, duly organized under the laws of the State of Maryland, with its principal place of business at 7503 Standish Place, Rockville, MD 20855 (“GovConnection”), and MoreDirect, Inc. a corporation, duly organized under the laws of the State of Florida, with its principal place of business at 7300 N. Federal Hwy., Suite 200, Boca Raton, FL 33487 (“MoreDirect”) (Merrimack, GovConnection and MoreDirect are referred to herein as a “Customer” or, collectively, the “Customers”) and PC Connection, Inc., a corporation, duly organized under the laws of the State of Delaware, with its principal place of business at 730 Milford Road, Merrimack, NH 03054 (“PC Connection”),. Notwithstanding the foregoing, and unless otherwise indicated, any obligation of a “Customer” or “Customers” herein shall be the joint and several obligation of Merrimack, GovConnection and MoreDirect.

W I T N E S S E T H

WHEREAS, IBM Credit and GovConnection are parties to that certain Agreement for Wholesale Financing dated as of October 12, 1993 (as amended, supplemented or otherwise modified from time to time, the “AWF/G”) pursuant to which IBM Credit finances GovConnection’s working capital and acquisition of inventory and equipment;

WHEREAS, IBM Credit and MoreDirect are parties to that certain Agreement for Wholesale Financing dated as of August 9, 2000 (as amended, supplemented or otherwise modified from time to time, the “AWF/M”) pursuant to which IBM Credit finances MoreDirect’s acquisition of inventory and equipment;

WHEREAS, IBM Credit, Merrimack and PC Connection, Inc. (“PC Connection”) are parties to that certain Agreement for Inventory Financing, dated as of August 17, 1999, (as amended, supplemented or otherwise modified from time to time, the “AIF”, the AWF/G, AWF/M and the AIF are herein referred to as the “Existing Agreements”) pursuant to which IBM Credit finances Merrimack’s and PC Connection’s acquisition of inventory and equipment;

WHEREAS, MoreDirect, Merrimack and GovConnection are wholly owned subsidiaries of PC Connection and will derive benefits, both directly and indirectly from this Agreement;

WHEREAS, The Customers now desire to amend and restate the Existing Agreements for purposes of consolidating the facilities thereunder and IBM Credit is willing to make such changes on the terms and conditions set forth herein;

WHEREAS, PC Connection will no longer require financing from IBM Credit and accordingly will not be a Customer hereunder:

WHEREAS, simultaneously herewith, PC Connection shall execute and deliver a collateralized guaranty in favor of IBM Credit;

WHEREAS, in the course of Customers’ operations, Customers intend to purchase from Persons approved in writing by IBM Credit for the purposes of this Agreement (the “Authorized Suppliers”) computer hardware and software products manufactured or distributed by or bearing any trademark or trade name of such Authorized Suppliers (the “Products”) (as of the date hereof the Authorized Suppliers are as set forth on Attachment D hereto);

WHEREAS, Customers have requested that IBM Credit finance their respective purchases of Products from such Authorized Suppliers and IBM Credit is willing to provide such financing to Customers subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that the AWF is hereby amended and restated in its entirety as follows:

Section 1. DEFINITIONS; ATTACHMENTS

1.1. Special Definitions. The following terms shall have the following respective meaning in this Agreement (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Advance”: any loan or other extension of credit by IBM Credit to, or on behalf of, any Customer pursuant to this Agreement including, without limitation, Product Advances.

“Affiliate”: with respect to any Customer, any Person meeting one of the following: (i) at least 25% of such Person’s equity is owned, directly or indirectly, by such Customer; (ii) at least 25% of such Customer’s equity is owned, directly or indirectly, by such Person; or (iii) at least 25% of any Customer’s equity and at least 25% of such Person’s equity is owned, directly or indirectly, by the same Person or Persons. All of Customers’ officers, directors, joint venturers, and partners shall also be deemed to be Affiliates of the Customers for purposes of this Agreement.

“Agreement”: as defined in the caption.

“Auditors”: a nationally recognized firm of independent certified public accountants selected by Customers and satisfactory to IBM Credit.

“Authorized Suppliers”: as defined in the recitals of this Agreement.

“Available Credit”: at any time, (1) the Maximum Advance Amount less (2) the Outstanding Advances at such time.

“Average Daily Balance”: for each Advance for a given period of time, the sum of the unpaid principal of such Advance as of each day during such period of time, divided by the number of days in such period of time.

“Borrowing Base”: as defined in Attachment A.

“Business Day”: any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are generally closed or on which IBM Credit is closed.

“Closing Date”: the date on which the conditions precedent to the effectiveness of this Agreement set forth in Section 5.1 hereof are satisfied or waived in writing by IBM Credit.

“Code”: the Internal Revenue Code of 1986, as amended or any successor statute.

“Collateral”: as defined in Section 4.1.

“Collateral Management Report”: a report to be delivered by Customers to IBM Credit from time to time, as provided herein, signed by the chief executive officers or chief financial officers of GovConnection, MoreDirect, Merrimack and PC Connection, substantially in the form and detail of Attachment E hereto, detailing and certifying, among other items: a summary of Customers’ inventory on hand financed by IBM Credit, Customers’ inventory on hand financed by IBM Credit by quantity, type, model, Authorized Supplier’s invoice price to Customers’ and the total of the line item values for all inventory listed on the report, the amounts and aging of Customers’ accounts payable to IBM Credit, with respect to the Authorized Suppliers as of a specified date, all of the Customers’ IBM Credit borrowing activity during a specified period and the total amount of Customers’ Borrowing Base as well as Customers’ Outstanding Product Advances, Available Credit and any Shortfall Amount as of a specified date.

“Commercial Tort Claim”: a claim arising in tort with respect to which (a) the claimant is an organization or (b) the claimant is an individual and the claim (i) arose in the course of the claimant’s business or profession and (ii) does not include damages arising out of personal injury to or the death of the individual.

“Common Due Date”: (1) the fifth day of a calendar month if the Product Financing Period expires on the first through tenth of such calendar month; (2) the fifteenth day of a calendar month if the Product Financing Period expires on the eleventh through twentieth of such calendar month; and (3) the twenty-fifth day of a calendar month if the Product Financing Period expires on the twenty-first through the last day of such calendar month.

“Compliance Certificate”: a certificate substantially in the form of Attachment C.

“Credit Line”: as defined in Section 2.1.

“Customers”: as defined in the caption.

“Default”: either (1) an Event of Default or (2) any event or condition which, but for the requirement that notice be given or time lapse or both, would be an Event of Default.

“Delinquency Fee Rate”: as defined on Attachment A.

“Deposit Account”: a demand, time, savings, passbook, or similar account maintained with a bank.

“Environmental Laws”: all statutes, laws, judicial decisions, regulations, ordinances, and other governmental restrictions relating to pollution, the protection of the environment, occupational health and safety, or to emissions, discharges or release of pollutants, contaminants, hazardous substances or wastes into the environment.

“Environmental Liability”: any claim, demand, obligation, cause of action, allegation, order, violation, injury, judgment, penalty or fine, cost or expense, resulting from the violation or alleged violation of any Environmental Laws or the imposition of any Lien pursuant to any Environmental Laws.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended, or any successor statutes.

“Event of Default”: as defined in Section 9.1.

“Financial Statements”: the consolidated balance sheets, statements of operations, statements of cash flows and statements of changes in shareholder’s equity of Customers and their Subsidiaries for the period specified, prepared in accordance with GAAP and consistent with prior practices.

“Floor Plan Lender”: any Person who now or hereinafter provides inventory financing to any Customer, provided that such Person executes an Intercreditor Agreement (as defined in Section 5.1 of this Agreement) or a subordination agreement with IBM Credit in form and substance satisfactory to IBM Credit.

“Free Financing Period”: for each Product Advance, the period, if any, in which IBM Credit does not charge Customers a financing charge. IBM Credit shall calculate the Customers’ Free Financing Period utilizing a methodology that is consistent with the methodologies used for similarly situated customers of IBM Credit. The Customers understand that IBM Credit may not offer, may change or may cease to offer a Free Financing Period for the Customers’ purchases of Products.

“Free Financing Period Exclusion Fee”: as defined in Attachment A.

“GAAP”: generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

“Hazardous Substances”: all substances, wastes or materials, to the extent subject to regulation as “hazardous substances” or “hazardous waste” under any Environmental Laws.

“IBM Credit”: as defined in the caption.

“Indebtedness”: with respect to any Person, (1) all obligations of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (2) all obligations of such Person under capital leases (including obligations under any leases any Customer may enter into, now or in the future, with IBM Credit or others), (3) all obligations of such Person in respect of letters of credit, banker’s acceptances or similar obligations issued or created for the account of such Person, (4) liabilities arising under any interest rate protection, future, option swap, cap or hedge agreement or arrangement under which such Person is a party or beneficiary, (5) all obligations under guaranties by such Person and (6) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

“Investment”: with respect to any Person (the “Investor”), (1) any investment by the Investor in any other Person, whether by means of share purchase, capital contribution, purchase or other acquisition of a partnership or joint venture interest, loan, time deposit, demand deposit or otherwise, and (2) any guaranty by the Investor of any Indebtedness or other obligation of any other Person.

“Letter of Credit Right”: any right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

“Lien(s)”: any lien, claim, charge, pledge, security interest, deed of trust, mortgage, other encumbrance or other arrangement having the practical effect of the foregoing, including the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

“Loan Party”: the Customers, PC Connection and any other Person which now or hereafter executes this Agreement or any Other Document.

“Material Adverse Effect”: a material adverse effect (1) on the combined business, operations, results of operations, assets, or financial condition of the Customers and PC Connection or any other Guarantor taken as a whole, (2) on the aggregate value of the Collateral or the aggregate amount which IBM Credit would be likely to receive (after giving consideration to reasonably likely delays in payment and reasonable costs of enforcement) in the liquidation of such Collateral to recover the Obligations in full, or (3) on the rights and remedies of IBM Credit under this Agreement.

“Maximum Advance Amount”: at any time, the lesser of (1) the Credit Line and (2) the Borrowing Base at such time.

“Obligations”: all covenants, agreements, warranties, duties, representations, loans, advances, interest (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Customer, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, reasonable expenses, indemnities, liabilities and Indebtedness of any kind and nature whatsoever now or hereafter arising, owing, due or payable from such Customer to IBM Credit.

“Other Charges”: as set forth in Attachment A.

“Other Documents”: all security agreements, mortgages, leases, instruments, documents, guarantees, schedules of assignment, contracts and similar agreements executed by Customers and delivered to IBM Credit, pursuant to this Agreement or otherwise, and all amendments, supplements and other modifications to the foregoing from time to time.

“Outstanding Advances”: at any time of determination, the sum of (1) the unpaid principal amount of all Advances made by IBM Credit under this Agreement; and (2) any finance charge, fee, expense or other amount related to Advances charged to Customers’ account with IBM Credit.

“Outstanding Product Advances”: at any time of determination, the sum of (1) the unpaid principal amount of all Product Advances made by IBM Credit under this Agreement; and (2) any finance charge, fee, expense or other amount related to Product Advances charged to Customers’ account with IBM Credit.

“PBGC”: as defined in Section 6.12.

“PC Connection”: as defined in the first paragraph of this Agreement.

“Permitted Indebtedness”: any of the following:

(1) Indebtedness to IBM Credit;

(2) Indebtedness described in the respective Section 7 of Attachment B for each Loan Party;

(3) Indebtedness to any Floor Plan Lender;

(4) Purchase Money Indebtedness;

(5) guaranties in favor of IBM Credit or any other Floor Plan Lender; and

(6) other Indebtedness consented to by IBM Credit in writing prior to incurring such Indebtedness.

“Permitted Liens”: any of the following:

(1) Liens which are the subject of an Intercreditor Agreement, in effect from time to time between IBM Credit and any other secured creditor;

(2) Purchase Money Security Interests;

(3) Liens described in the respective Section 1 of Attachment B for each Loan Party and subordinated on terms and conditions satisfactory to IBM Credit;

(4) Liens of warehousemen, mechanics, materialmen, workers, repairmen, common carriers, landlords and other similar Liens arising by operation of law or otherwise, not waived in connection herewith, for amounts that are not yet due and payable or being contested in good faith by appropriate proceedings promptly instituted and diligently conducted if an adequate reserve or other appropriate provisions shall have been made therefor as required to be in conformity with GAAP and an adverse determination in such proceedings could not reasonably be expected to have a Material Adverse Effect;

(5) attachment or judgment Liens individually or in the aggregate not in excess of $1,000,000.00 (exclusive of (A) any amounts that are duly bonded to the satisfaction of IBM Credit or (B) any amount fully covered by insurance as to which the insurance company has acknowledged its obligation to pay such judgment in full);

(6) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of any Customer;

(7) extensions and renewals of the foregoing Permitted Liens; provided that (A) the aggregate amount of such extended or renewed Liens do not exceed the original principal amount of the Indebtedness which it secures, (B) such Liens do not extend to any property other than property already previously subject to the Lien and (C) such extended or renewed Liens are on terms and conditions no more restrictive than the terms and conditions of the Liens being extended or renewed;

(8) Liens arising from deposits or pledges to secure bids, tenders, contracts, leases, surety and appeal bonds and other obligations of like nature arising in the ordinary course of any Customer’s business;

(9) Liens for taxes, assessments or governmental charges not delinquent or being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted if an adequate reserve or other appropriate provisions shall have been made therefor as required in order to be in conformity with GAAP and an adverse determination in such proceedings could not reasonably be expected to have a Material Adverse Effect;

(10) Liens arising out of deposits in connection with workers’ compensation, unemployment insurance or other social security or similar legislation;

(11) Liens arising pursuant to this Agreement; and

(12) other Liens consented to by IBM Credit in writing prior to incurring such Lien and subordinated on terms and conditions satisfactory to IBM Credit.

“Person”: any individual, association, firm, corporation, partnership, trust, unincorporated organization or other entity whatsoever.

“Plans”: as defined in Section 6.12.

“Policies”: all policies of insurance required to be maintained by Customers under this Agreement or any of the Other Documents.

“Prime Rate”: as of the date of determination, the average of the rates of interest announced by Citibank, N.A., Chase Manhattan Bank and Bank of America National Trust & Savings Association (or any other bank which IBM Credit uses in its normal course of business of determining Prime Rate) as their prime or base rate, as of the last Business Day of the calendar month immediately preceding the date of determination, whether or not such announced rates are the actual rates charged by such banking institutions to their most creditworthy borrowers.

“Products”: as defined in the recitals of this Agreement.

“Product Advance”: any advance of funds made or committed to be made by IBM Credit for the account of any Customer to an Authorized Supplier in respect of an invoice delivered or to be delivered by such Authorized Supplier to IBM Credit describing Products purchased by Customer, including any such advance made or committed to be made as of the date hereof pursuant to the AWF.

“Product Financing Charge”: as specified in a billing statement.

“Product Financing Period”: for each Product Advance, equal to the Free Financing Period for such Product Advance or if there is no Free Financing Period, such period as IBM Credit may determine from time to time.

“Properties”: the facilities or properties owned, leased or operated by any Customer or any Subsidiary.

“Purchase Money Indebtedness”: any Indebtedness (including capital leases) incurred to finance the acquisition of assets (other than assets manufactured or distributed by or bearing any trademark or trade name of any Authorized Supplier) to be used in the Customers’ business not to exceed the lesser of (1) the purchase price or acquisition cost of such asset and (2) the fair market value of such asset.

“Purchase Money Security Interest”: any security interest securing Purchase Money Indebtedness, which security interest applies solely to the particular asset acquired with the Purchase Money Indebtedness and proceeds thereof.

“Requirement of Law”: as to any Person, the articles of incorporation and by-laws of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Shortfall Amount”: as defined in Section 2.5.

“Shortfall Transaction Fee”: as defined in Attachment A.

“State”: as defined in the U.C.C.

“Subsidiary”: with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

“Supplier Credits”: as defined in Section 2.2.

“Supporting Obligation”: any Letter of Credit Right or secondary obligation that supports the payment or performance of an Account, chattel paper, a document, a General Intangible, an instrument, Investment Property, or any other Collateral.

“Termination Date”: shall mean the first anniversary of the date of this Agreement or such other date as IBM Credit and Customers may agree to from time to time.

“Voting Stock”: securities, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or persons performing similar functions).

1.2. Other Defined Terms. Terms not otherwise defined in this Agreement which are defined in the Uniform Commercial Code as in effect in the State of New York (the “U.C.C.”) shall have the meanings assigned to them therein.

1.3. Attachments. All attachments, exhibits, schedules and other addenda hereto, including, but not limited to, Attachment A and Attachment B, are specifically incorporated herein by reference and made a part of this Agreement.

Section 2. CREDIT LINE; FINANCE CHARGES; OTHER CHARGES

2.1. Credit Line. Subject to the terms and conditions set forth in this Agreement, on and after the Closing Date to but not including the date that is the earlier of (i) the date on which this Agreement is terminated pursuant to Section 10.1 and (ii) the date on which IBM Credit terminates the Credit Line pursuant to Section 9.2, IBM Credit agrees to extend to GovConnection, Merrimack and MoreDirect a credit line (“Credit Line”) in the amount set forth in Attachment A pursuant to which IBM Credit will make to GovConnection, Merrimack and MoreDirect, from time to time, Advances in an aggregate amount at any one time outstanding not to exceed the Credit Line. Notwithstanding any other term or provision of this Agreement, IBM Credit may, at any time and from time to time, in its sole and absolute discretion (x) temporarily increase the amount of the Credit Line set forth in Attachment A and decrease the amount of the Credit Line to the amount of the Credit Line set forth in Attachment A, in each case upon written notice to the Customers, and (y) make Advances pursuant to this Agreement upon the request of any Customer in an aggregate amount at any one time outstanding in excess of the Credit Line.

2.2. Product Advances. (A) Subject to the terms and conditions of this Agreement, IBM Credit shall make Product Advances in connection with a Customer’s purchase of Products from Authorized Suppliers upon at least a two-day prior written notice from Authorized Suppliers. Each Customer hereby authorizes and directs IBM Credit to pay the proceeds of Product Advances directly to the applicable Authorized Supplier in respect of invoices delivered to IBM Credit for such Products by such Authorized Supplier and acknowledges that (i) any delivery to IBM Credit of an invoice by an Authorized Supplier shall be deemed as a request for a Product Advance by a Customer, and (ii) each such Product Advance constitutes a loan by IBM Credit to such Customer pursuant to this Agreement as if such Customer received the proceeds of the Product Advance directly from IBM Credit. IBM Credit may, upon written notice to Customers, cease to include a supplier as an Authorized Supplier.

(B) No finance charge shall accrue on any Product Advance during the Free Financing Period, if any, applicable to such Product Advance. Each Product Advance shall be due and payable on the Common Due Date for such Product Advance. Each Product Advance shall accrue a finance charge on the Average Daily Balance thereof from and including the first (1st) day following the end of the Free Financing Period, if any, for such Product Advance, or if no such Free Financing Period shall be in effect, from and including the date of invoice for such Product Advance, in each case, to and including the date such Product Advance shall become due and payable in accordance with the terms of this Agreement. In addition, for any Product Advance with respect to which a Free Financing Period shall not be in effect, Customers shall pay a Free Financing Period Exclusion Fee. Such fee shall be due and payable on the Common Due Date for such Product Advance. If it is determined that amounts received from Customers were in excess of the highest rate permitted by law, then the amount representing such excess shall be considered reductions to principal of Advances.

(C) Customers acknowledge that IBM Credit does not warrant the Products. Customers shall be obligated to pay IBM Credit in full even if the Products are defective or fail to conform to the warranties extended by the Authorized Supplier. The Obligations of Customers shall not be affected by any dispute any Customer may have with any manufacturer, distributor or Authorized Supplier. Each Customer will not assert any claim or defense which it may have against any manufacturer, distributor or Authorized Supplier against IBM Credit.

(D) Each Customer hereby authorizes IBM Credit to collect directly from any Authorized Supplier any credits, rebates, bonuses or discounts owed by such Authorized Supplier to such Customer (“Supplier Credits”). Any Supplier Credits received by IBM Credit shall be applied by IBM Credit to the Outstanding Advances unless refunded. Any Supplier Credits collected by IBM Credit shall in no way reduce such Customer’s debt to IBM Credit in respect of the Outstanding Advances until such Supplier Credits are applied by IBM Credit; provided, however, that in the event any such Supplier Credits must be returned or disgorged or are otherwise unavailable for application, then such Customer’s Obligations will be reinstated as if such Supplier Credits had never been applied.

(E) IBM Credit may apply any payments and Supplier Credits received by IBM Credit to reduce attorney’s fees and costs of collection first, then finance charges second and then to principal amounts of Advances owed by Customers. IBM Credit may apply principal payments to the oldest (earliest) invoices (and related Product Advances) first, but, in any case, all principal payments will be applied in respect of the Outstanding Product Advances made for Products which have been sold, lost, stolen, destroyed, damaged or otherwise disposed of prior to any other application thereof.

(F) Each Customer will indemnify and hold IBM Credit harmless from and against any claims or demands asserted by any Person relating to or arising from the Products for any reason whatsoever, including, without limitation, the condition of the Products, any misrepresentation made about the Products by any representative of any Customer, or any act or failure to act by any Customer except to the extent such claims or demands are directly attributable to IBM Credit’s gross negligence or willful misconduct. Nothing contained in the foregoing shall impair any rights or claims which any Customer may have against any manufacturer, distributor or Authorized Supplier.

2.3. Finance and Other Charges. (A) Finance charges for an Advance for a calendar month shall be equal to (i) one twelfth (1/12) of the applicable Product Financing Charge multiplied by (ii) the Average Daily Balance of such Advance for the period when such finance charge accrues during such calendar month multiplied by (iii) the actual number of days during such calendar month when such finance charge accrues divided by (iv) thirty (30).

Late charges pursuant to subsection (D) of this Section 2.3 for an Advance for a calendar month shall be equal to (i) one twelfth (1/12) of the Delinquency Fee Rate multiplied by (ii) the Average Daily Balance of such Advance for the period when such Advance is past due during such calendar month multiplied by (iii) the actual number of days during such calendar month when such Advance is past due divided by (iv) thirty (30).

(B) The Customers hereby agree to pay to IBM Credit the charges set forth as “Other Charges” in Attachment A. The Customers also agree to pay IBM Credit additional charges for any returned items of payment received by IBM Credit. The Customers hereby acknowledge that any such charges are not interest but that such charges, if unpaid, will constitute part of the Outstanding Product Advances.

(C) The finance charges and Other Charges owed under this Agreement, and any charges hereafter agreed to in writing by the parties, are payable monthly on receipt of IBM Credit’s bill or statement therefor or IBM Credit may, in its sole discretion, add unpaid finance charges and Other Charges to any Customer’s Outstanding Product Advances.

(D) If any amount owed under this Agreement, including, without limitation, any Advance, is not paid when due (whether at maturity, by acceleration or otherwise), the unpaid amount thereof will bear a late charge from and including the day after it was due and payable to and including the date IBM Credit receives payment thereof, at a per annum rate equal to the lesser of (a) the amount set forth in Attachment A to this Agreement as the “Delinquency Fee Rate” and (b) the highest rate from time to time permitted by applicable law. In addition, if any Shortfall Amount shall not be paid when due pursuant to Section 2.5 hereof, Customers shall pay IBM Credit a Shortfall Transaction Fee. If it is determined that amounts received from Customers were in excess of such highest rate, then the amount representing such excess, shall be considered reductions to principal of Advances.

2.4. Customer Account Statements. IBM Credit will send statements of each transaction hereunder as well as monthly billing statements to Customer with respect to Advances and other charges due on Customers’ account with IBM Credit. Each statement of transaction and monthly billing statement shall be deemed, absent manifest error, to be correct and shall constitute an account stated with respect to each transaction or amount described therein unless within ten (10) Business Days after such statement of transaction or billing statement is received by a Customer, such Customer provides IBM Credit written notice objecting that such amount or transaction is incorrectly described therein and specifying the error(s), if any, contained therein. IBM Credit may at any time adjust such statements of transaction or billing statements to comply with applicable law and this Agreement.

2.5. Shortfall. If on any date the Outstanding Advances owed by Customers to IBM Credit exceeds the Maximum Advance Amount (such excess, the “Shortfall Amount”), Customers shall immediately pay to IBM Credit an amount equal to such Shortfall Amount.

2.6. Application of Payments. The Customers hereby agree that all checks and other instruments delivered to IBM Credit on account of Customers’ Obligations shall constitute conditional payment until such items are actually collected by IBM Credit. The Customers waive the right to direct the application of any and all payments at any time or times hereafter received by IBM Credit on account of the Customers’ Obligations. Customers agree that IBM Credit shall have the continuing exclusive right to apply and reapply any and all such payments to Customers’ Obligations in such manner as IBM Credit may deem advisable notwithstanding any entry by IBM Credit upon any of its books and records.

2.7. Prepayment and Reborrowing By Customer. (A) Customers may at any time prepay, without notice or penalty, in whole or in part amounts owed under this Agreement. IBM Credit may apply payments made to it (whether by the Customers or otherwise) to pay finance charges and other amounts owing under this Agreement first and then to the principal amount owed by the Customers.

(B) Subject to the terms and conditions of this Agreement, any amount prepaid or repaid to IBM Credit in respect to the Outstanding Advances may be reborrowed by Customers in accordance with the provisions of this Agreement.

Section 3. CREDIT LINE ADDITIONAL PROVISIONS

3.1. Authorization to File; Power of Attorney. Each Customer authorizes IBM Credit to file with any filing office such financing statements, amendments, addenda and other records showing IBM Credit as secured party, such Customer as debtor and identifying IBM Credit’s security interest in the Collateral that IBM Credit deems necessary to perfect and maintain perfected the security interest of IBM Credit in the Collateral. Each Customer hereby irrevocably appoints IBM Credit, with full power of substitution, as its true and lawful attorney-in-fact with full power, in good faith and in compliance with commercially reasonable standards, in the discretion of IBM Credit, to:

(A) sign the name of the applicable Customer on any financing statement, amendment, continuation statement or other record, document or instrument that IBM Credit shall deem necessary or appropriate to perfect and maintain perfected the security interest of IBM Credit in the Collateral contemplated under this Agreement and the Other Documents;

(B) endorse upon, or authenticate using the name of the applicable Customer upon any of the items of payment of proceeds and deposit the same in the account of IBM Credit for application to the Obligations; and

upon the occurrence and during the continuance of an Event of Default as defined in Section 9.1 hereof:

(C) sign the name of Customer on any document or instrument or record that IBM Credit shall deem necessary or appropriate to enforce any and all remedies it may have under this Agreement, at law or otherwise; and

(D) make, settle and adjust claims under the Policies with respect to the Collateral and endorse such Customer’s name on any check, draft, instrument or other item of payment of the proceeds of the Policies with respect to the Collateral.

The power of attorney granted by this Section is for value and coupled with an interest and is irrevocable so long as this Agreement is in effect or any Obligations remain outstanding. Nothing done by IBM Credit pursuant to such power of attorney will reduce any of Customers’ Obligations other than Customers’ payment Obligations to the extent IBM Credit has received monies.

Section 4. SECURITY — COLLATERAL

4.1. Grant. To secure Customers’ full and punctual payment and performance of the Obligations (including obligations under any leases Customer may enter into, now or in the future, with IBM Credit) when due (whether at the stated maturity, by acceleration or otherwise), each Customer hereby grants IBM Credit a security interest in all of such Customer’s right, title and interest in and to all of its personal property, whether now owned or hereafter acquired or existing and wherever located, including the following:

(A) all goods manufactured or sold by International Business Machines Corporation (“IBM”) or Lexmark International, Inc. (“Lexmark”) or bearing the trademarks or trade names of IBM or Lexmark, including, inventory and equipment and all parts thereof, attachments, accessories and accessions thereto, products thereof and documents therefor, but excluding, however, each Customer’s capital equipment;

(B) all price protection payments, credits, discounts, incentive payments, rebates, and refunds which at any time are due to Customers with respect to or in connection with any inventory and equipment described in (A) above;

(C) all substitutions and replacements for all of the foregoing, and all products and cash proceeds of all of the foregoing and, to the extent not otherwise included, all payments under insurance or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

All of the above assets shall be collectively defined herein as the “Collateral”.

Each Customer covenants and agrees with IBM Credit that: (a) the security constituted to by this Agreement is in addition to any other security from time to time held by IBM Credit; (b) the security hereby created is a continuing security interest and will cover and secure the payment of all Obligations both present and future of Customers to IBM Credit; and (c) any transfer of Collateral between GovConnection, Merrimack and MoreDirect is subject to IBM Credit’s continuing security interest in the Collateral of the transferor as well as IBM Credit’s continuing security interest in the Collateral of the transferee.

4.2. Further Assurances. Each Customer shall, from time to time upon the request of IBM Credit, execute and deliver to IBM Credit, or cause to be executed and delivered, at such time or times as IBM Credit may request such other and further documents, certificates, consents, instruments and records that IBM Credit may deem necessary to perfect and maintain perfected IBM Credit’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement and the Other Documents. Each Customer shall make appropriate entries on its books and records disclosing IBM Credit’s security interests in the Collateral.

Section 5. CONDITIONS PRECEDENT

5.1. Conditions Precedent to the Effectiveness of this Agreement. The effectiveness of this Agreement is subject to the receipt by IBM Credit of, or waiver in writing by IBM Credit of compliance with, the following conditions precedent:

(A) this Agreement executed and delivered by each Customer, PC Connection and IBM Credit;

(B) a certificate of the secretary or an assistant secretary of Customers and PC Connection, substantially in the form and substance of Attachment G hereto, certifying that, among other items, (i) true and complete copies of the articles of incorporation, or corresponding organizational documents, as applicable, and by-laws of each Customer and PC Connection are delivered therewith, together with all amendments and addenda thereto as in effect on the date thereof, (ii) the resolution as stated in the certificate is a true, accurate and compared copy of the resolution adopted by each Customer’s and PC Connection’s Board of Directors or, if any Customer is a limited liability company, by such Customer’s authorized members, authorizing the execution, delivery and performance of this Agreement and each Other Document executed and delivered in connection herewith, and (iii) the names and true signatures of the officers of each Customer and PC Connection authorized to sign this Agreement and the Other Documents;

(D) certificates dated as of a recent date from the Secretary of State or other appropriate authority evidencing the good standing of each Customer and PC Connection in the jurisdiction of its organization and in each other jurisdiction where the ownership or lease of its property or the conduct of its business requires it to qualify to do business;

(E) copies of all approvals and consents from any Person in each case in form and substance satisfactory to IBM Credit, which are required to enable each Customer and PC Connection to authorize, or required in connection with, (a) the execution, delivery or performance of this Agreement and each of the Other Documents, and (b) the legality, validity, binding effect or enforceability of this Agreement and each of the Other Documents;

(F) intercreditor agreements (“Intercreditor Agreement”), in form and substance satisfactory to IBM Credit, executed by each other secured creditor of the Customers as set forth in Attachment A;

(G) UCC-1 financing statements for each jurisdiction reasonably requested by IBM Credit executed, if requested by IBM Credit, by each Customer and each guarantor whose guaranty to IBM Credit is intended to be secured by a pledge of its assets;

(H) the statements, certificates, documents, instruments, financing statements, agreements and information set forth in Attachment A and Attachment B; and

(I) all such other statements, certificates, documents, instruments, financing statements, agreements, records and other information with respect to the matters contemplated by this Agreement as IBM Credit shall have reasonably requested.

5.2. Conditions Precedent to Each Advance. No Advance will be required to be made or renewed by IBM Credit under this Agreement regardless of any communication theretofore given to any Customer or its supplier unless, on and as of the date of such Advance, the following statements shall be true to the satisfaction of IBM Credit:

(A) The representations and warranties contained in this Agreement or in any document, instrument or agreement executed in connection herewith are true and correct in all material respects on and as of the date of such Advance as though made on and as of such date;

(B) No event has occurred and is continuing or after giving effect to such Advance or the application of the proceeds thereof would result in or would constitute a Default;

(C) No event has occurred and is continuing which could reasonably be expected to have a Material Adverse Effect; and

(D) Both before and after giving effect to the making of such Advance, no Shortfall Amount exists.

Except as Customers have otherwise disclosed to IBM Credit in writing prior to each request, each request (or deemed request pursuant to Section 2.2(A)) for an Advance hereunder shall be deemed to be a representation and warranty by Customers that, as of and on the date of such Advance, the statements set forth in (A) through (D) above are true statements. No such disclosures by Customers to IBM Credit shall in any manner be deemed to satisfy the conditions precedent to each Advance that are set forth in this Section 5.2.

Section 6. REPRESENTATIONS AND WARRANTIES

To induce IBM Credit to enter into this Agreement, each Customer (and PC Connection to the extent any of the following representations apply to PC Connection as well) represents and warrants to IBM Credit as follows:

6.1. Organization and Qualifications. The first paragraph of this Agreement states the exact name of each Customer as set forth in its charter or other organizational record. In addition, each Customer’s organizational identification number assigned by its State of organization is as set forth in Attachment B. Each Customer and each of its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority to own its properties and assets and to transact the businesses in which it presently is engaged and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where it presently is engaged in business and is required to be so qualified.

6.2. Rights in Collateral; Priority of Liens. Each Customer and each of its Subsidiaries owns the property granted by it respectively as Collateral to IBM Credit, free and clear of any and all Liens in favor of third parties except for the Liens otherwise permitted pursuant to Section 8.1. The Liens granted by each Customer and each of its Subsidiaries pursuant to this Agreement, the Guaranties and the Other Documents in the Collateral constitute the valid and enforceable first, prior and perfected Liens on the Collateral, except to the extent any Liens that are prior to IBM Credit’s Liens are (i) the subject of an Intercreditor Agreement, (ii) Purchase Money Security Interests in product of a brand that is not financed by IBM Credit or (iii) Permitted Liens.

6.3. No Conflicts. The execution, delivery and performance by each Customer and PC Connection of this Agreement and each of the Other Documents (i) are within their respective powers under their organizational documents; (ii) are duly authorized by all necessary corporate or limited liability company actions; (iii) are not in contravention in any respect of any Requirement of Law or any indenture, contract, lease, agreement, instrument or other commitment to which any Customer or PC Connection is a party or by which it or any of its properties are bound which could reasonably be expected to have a Material Adverse Effect; (iv) do not require the consent, registration or approval of any Governmental Authority or any other Person (except such as have been duly obtained, made or given, and are in full force and effect); and (v) will not, except as contemplated herein, result in the imposition of any Liens upon any of their respective Collateral or collateral granted pursuant to a Guaranty.

6.4. Enforceability. This Agreement and all of the other documents executed and delivered by the Customers and PC Connection in connection herewith are the legal, valid and binding obligations of each Customer and PC Connection, and are enforceable in accordance with their terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally or the general equitable principles relating thereto.

6.5. Locations of Offices, Records and Inventory. The address of the principal place of business and chief executive office of each Customer is as set forth on each Attachment B or on any notice provided by each Customer to IBM Credit pursuant to Section 7.7(C) of this Agreement. The books and records of each Customer are maintained exclusively at such location.

There is no jurisdiction in which any Customer has any Collateral (except for Collateral in transit for processing) other than those jurisdictions identified on each Attachment B or on any notice provided by a Customer to IBM Credit pursuant to Section 7.7(C) of this Agreement. Attachment B, as amended from time to time by any notice provided by a Customer to IBM Credit in accordance with Section 7.7(C) of this Agreement, also contains a complete list of the legal names and addresses of each warehouse at which any Customer’s inventory is stored. None of the receipts received by Customers from any warehouseman states that the goods covered thereby are to be delivered to bearer or to the order of a named person or to a named person and such named person’s assigns.

6.6. Fictitious Business Names. No Customer has used any company or fictitious name during the five (5) years preceding the date of this Agreement, other than those listed on Attachment B.

6.7. Organization. All of the outstanding capital stock of each Customer which is a corporation has been validly issued, is fully paid and nonassessable.

6.8. No Judgments or Litigation. Except as set forth on Attachment B, no judgments, orders, writs or decrees are outstanding against any Customer or PC Connection nor is there now pending or, to the best of any Customer’s knowledge after due inquiry, threatened, any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against such Customer or PC Connection, which in any case could reasonably be expected to have a have a Material Adverse Effect.

6.9. No Defaults. None of PC Connection or any Customer is in default under any term of any indenture, contract, lease, agreement, instrument or other commitment to which it is a party or by which it, or any of its properties are bound, which in any case could reasonably be expected to have a Material Adverse Effect. None of PC Connection or any Customer has knowledge of any dispute regarding any such indenture, contract, lease, agreement, instrument or other commitment. No Default or Event of Default has occurred and is continuing.

6.10. Labor Matters. Except as set forth on any notice provided by a Customer to IBM Credit pursuant to Section 7.1 (H) of this Agreement, no Customer is a party to any labor dispute, which in any case could reasonably be expected to have a Material Adverse Effect. There are no strikes or walkouts or labor controversies pending or threatened against any Customer which could reasonably be expected to have a Material Adverse Effect.

6.11. Compliance with Law. No Customer has violated or failed to comply with any Requirement of Law or any requirement of any self regulatory organization, except for any such violation or failure that could not reasonably be expected to have a Material Adverse Effect.

6.12. ERISA. Each “employee benefit plan”, “employee pension benefit plan”, “defined benefit plan”, or “multi-employer benefit plan”, which any Customer has established, maintained, or to which it is required to contribute (collectively, the “Plans”) is in compliance in all material respects with all applicable provisions of ERISA and the Code and the rules and regulations thereunder as well as the Plan’s terms and conditions. There have been no “prohibited transactions” and no “reportable event” has occurred within the last 60 months with respect to any Plan. No Customer has a “multi-employer benefit plan”. As used in this Agreement the terms “employee benefit plan”, “employee pension benefit plan”, “defined benefit plan”, and “multi-employer benefit plan” have the respective meanings assigned to them in Section 3 of ERISA and any applicable rules and regulations thereunder. No Customer has incurred any “accumulated funding deficiency” within the meaning of ERISA or incurred any liability to the Pension Benefit Guaranty Corporation (the “PBGC”) in connection with a Plan (other than for premiums due in the ordinary course).

6.13. Compliance with Environmental Laws. Except as otherwise disclosed in Attachment B or except as noncompliance could not reasonably be expected to have a Material Adverse Effect:

(A) Each Customer has obtained all government approvals required with respect to the operation of their businesses under any Environmental Law.

(B) (i) no Customer has generated, transported or disposed of any Hazardous Substances; (ii) no Customer is currently generating, transporting or disposing of any Hazardous Substances; (iii) no Customer has knowledge that (a) any of its real property (whether owned, leased, or otherwise directly or indirectly controlled) has been used for the disposal of or has been contaminated by any Hazardous Substances, or (b) any of its business operations have contaminated lands or waters of others with any Hazardous Substances; (iv) no Customer nor any respective assets are subject to any Environmental Liability and, to the best of each Customer’s knowledge, any threatened Environmental Liability; (v) no Customer has received any notice of or otherwise learned of any governmental investigation evaluating whether any remedial action is necessary to respond to a release or threatened release of any Hazardous Substance for which any Customer may be liable; (vi) no Customer is in violation of any Environmental Law; (vii) there are no proceedings or investigations pending against any Customer with respect to any violation or alleged violation of any Environmental Law; provided however, that the parties acknowledge that any generation, transportation, use, storage and disposal of certain such Hazardous Substances in Customers’ or their Subsidiaries’ business shall be excluded from representations (i) and (ii) above, provided, further, that each Customer is at all times generating, transporting, utilizing, storing and disposing such Hazardous Substances in accordance with all applicable Environmental Laws and in a manner designed to minimize the risk of any spill, contamination, release or discharge of Hazardous Substances other than as authorized by Environmental Laws.

6.14. Licenses and Permits. Each Customer has obtained and holds in full force and effect all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary for the operation of its businesses as presently conducted. No Customer is in violation of the terms of any such franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval, except for any such violation that could not reasonably be expected to have a Material Adverse Effect.

6.15. Investment Company. No Customer is (i) an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended, (ii) a holding company or a subsidiary of a holding company, or an Affiliate of a holding company or of a subsidiary of a holding company, within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or the Other Documents or to perform its obligations hereunder or thereunder.

6.16. Taxes and Tax Returns. Each Customer has timely filed all federal, state, and local tax returns and other reports which it is required by law to file, and has either duly paid all taxes, fees and other governmental charges indicated to be due on the basis of such reports and returns or pursuant to any assessment received by any Customer, or made provision for the payment thereof in accordance with GAAP. The charges and reserves on the books of each Customer in respect of taxes or other governmental charges are in accordance with GAAP. No tax liens have been filed against any Customer or any of its property.

6.17. Affiliate/Subsidiary Transactions. No Customer is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate or Subsidiary of any Customer is a party except (i) in the ordinary course of and pursuant to the reasonable requirements of Customers’ business and (ii) upon fair and reasonable terms no less favorable to such Customer than it could obtain in a comparable arm’s-length transaction with an unaffiliated Person. Except as disclosed to IBM Credit by each Customer in writing from time to time after the Closing Date, Attachment B sets forth with respect to each Subsidiary

(i) its name; (ii) if a registered organization, the State of its formation; (iii) if a non-registered organization, the State of its principal place of business and chief executive offices; (iv) if a proprietorship, proprietor’s principal place of residence; and (v) as to each Subsidiary the percentage of ownership by such Customer.

6.18. Accuracy and Completeness of Information. All factual information furnished by or on behalf of any Customer to IBM Credit or the Auditors for purposes of or in connection with this Agreement or any of the Other Documents, or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time.

6.19. Recording Taxes. All recording taxes, recording fees, filing fees and other charges payable in connection with the filing and recording of this Agreement have either been paid in full by each Customer or arrangements for the payment of such amounts by each Customer have been made to the satisfaction of IBM Credit.

6.20. Indebtedness. Customers (i) have no Indebtedness, other than Permitted Indebtedness; and (ii) have not guaranteed the obligations of any other Person (except as permitted by Section 8.4).

6.21. Not Consumer Transaction. None of the Advances are consumer-goods transactions or consumer transactions and none of the Collateral constitutes consumer goods.

6.22. Security Interest. Each Customer has authorized IBM Credit to make all filings and other actions necessary to perfect the security interest in the Collateral created under this Agreement, and this Agreement creates in favor of IBM Credit a valid first priority security interest in the Collateral.

Section 7. AFFIRMATIVE COVENANTS

Until termination of this Agreement and the indefeasible payment and satisfaction of all Obligations:

7.1. Financial and Other Information. Customers and PC Connection shall cause to be furnished to IBM Credit the following information within the following time periods:

(A) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Customers (i) audited Consolidated Financial Statements of PC Connection and its subsidiaries as of the close of the fiscal year and for the fiscal year, together with a comparison to the Financial Statements for the prior year, in each case accompanied by an opinion of the Auditors without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit or, if so qualified, an opinion which shall be in scope and substance reasonably satisfactory to IBM Credit,; and (ii) a Compliance Certificate along with a schedule, in substantially the form of Attachment C hereto, of the calculations used in determining, as of the end of such fiscal year, whether Customers are in compliance with the financial covenants set forth in Attachment A;

(B) as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of Customers (i) Condensed Consolidated Financial Statements of PC Connection and its subsidiaries as of the end of such period and for the fiscal year to date, together with a comparison to the Financial Statements for the same periods in the prior year, all in reasonable detail and duly reviewed by the Auditors; and (ii) a Compliance Certificate along with a schedule, in substantially the form of Attachment C hereto, of the calculations used in determining, as of the end of such fiscal quarter, whether Customers are in compliance with the financial covenants set forth in Attachment A;

(C) promptly after any Customer obtains knowledge of (i) the occurrence of a Default or Event of Default, or (ii) the existence of any condition or event which would result in any Customer’s failure to satisfy the conditions precedent to Advances set forth in Section 5, a certificate of the chief executive officer or chief financial officer of such Customer specifying the nature thereof and such Customer’s proposed response thereto, each in reasonable detail;

(F) promptly after any Customer or PC Connection obtains knowledge of (i) any proceeding(s) being instituted or threatened to be instituted by or against any Customer or PC Connection in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), or (ii) any actual or prospective change, development or event, which, in the case of any of the foregoing, has had or could reasonably be expected to have a Material Adverse Effect, a certificate of the chief executive officer or chief financial officer of such Customer or PC Connection as relevant specifying the nature thereof and the Customer’s proposed response thereto, each in reasonable detail;

(G) promptly after any Customer obtains knowledge that (i) any order, judgment or decree in excess of $1,000,000 shall have been entered against any Customer or any of its properties or assets, or (ii) it has received any notification of a violation of any Requirement of Law from any Governmental Authority (except to the extent such violation individually or together with any other violations could not reasonably be expected to have a Material Adverse Effect), a certificate of the chief executive officer or chief financial officer of such Customer specifying the nature thereof and such Customer’s proposed response thereto, each in reasonable detail;

(H) promptly after any Customer learns of any material labor dispute to which any Customer may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Customer is a party or by which it is bound, a certificate of the chief executive officer or chief financial officer of such Customer specifying the nature thereof and such Customer’s proposed response thereto, each in reasonable detail;

(I) within ten (10) Business Days after request by IBM Credit, any written certificates, schedules and reports together with all supporting documents as IBM Credit may reasonably request relating to the Collateral or any Customer’s or any guarantor’s business affairs and financial condition;

(J) by the fifth (5th) day of each month, or as otherwise agreed in writing, a Collateral Management Report as of a date no earlier than the last day of the immediately preceding month;

(K) within ten (10) days after the same are sent, copies of all Consolidated Financial Statements and reports which PC Connection sends to its stockholders, and within ten (10) days after the same are filed, copies of all Financial Statements and reports which PC Connection may make to, or file with, the Securities and Exchange Commission or any successor or analogous governmental authority.

Each certificate, schedule, report or other record provided by Customers and PC Connection (as appropriate) to IBM Credit shall be signed by the respective authorized officer of each Customer or PC Connection, which signature shall be deemed a representation and warranty that the information contained in such certificate, schedule or report is true and accurate in all material respects on the date as of which such certificate, schedule or report is made and does not omit to state a material fact necessary in order to make the statements contained therein not misleading at such time. Each Financial Statement delivered pursuant to this Section 7.1 shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods.

7.2. Location of Customers and Collateral. If any Customer is a registered organization, the organizational document creating such Customer has been filed in the appropriate office of the State referred to in the first paragraph of this Agreement. The Collateral shall be kept or sold at the addresses as set forth on Attachment B or on any notice provided by a Customer to IBM Credit in accordance with Section 7.7(C). Such locations shall be certified quarterly to IBM Credit substantially in the form of Attachment F.

7.3. Changes in a Customer Address. If any Customer is a registered organization, as defined in Article 9 of the U.C.C., such Customer shall provide thirty (30) days prior written notice to IBM Credit of any change in such Customer’s chief executive office or principal place of business, provided, however, that Customers’ compliance with this covenant shall not relieve them of any of their other obligations or any other provisions under this Agreement or any of the Other Documents limiting actions of the type described in this Section.

7.4. Legal Entity Existence. Each Customer shall (A) maintain, and cause each of its Subsidiaries to maintain, its legal entity existence, maintain in full force and effect all rights, privileges, licenses, bonds, franchises, leases and qualifications to do business, and all Properties, contracts and other rights necessary in each case to the conduct of its business, (B) authorize for itself and, if applicable, cause each of its Subsidiaries to authorize IBM Credit to file UCC financing statements to perfect and maintain perfection of IBM Credit’s security interest in the Collateral, (C) continue in, and limit its operations to, the same general lines of business as presently conducted by it and (C) comply with all Requirements of Law except to the extent noncompliance could not have a Material Adverse Effect.

7.5. ERISA. Each Customer shall promptly notify IBM Credit in writing after it learns of the occurrence of any event which would constitute a “reportable event” under ERISA or any regulations thereunder with respect to any Plan, or that the PBGC has instituted or will institute proceedings to terminate any Plan. Notwithstanding the foregoing, a Customer shall have no obligation to notify IBM Credit as to any “reportable event” as to which the 30-day notice requirement of Section 4043(b) has been waived by the PBGC, until such time as such Customer is required to notify the PBGC of such reportable event. Such notification shall include a certificate of the chief financial officer of such Customer setting forth details as to such “reportable event” and the action which such Customer proposes to take with respect thereto, together with a copy of any notice of such “reportable event” which may be required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its intent to institute such proceedings. Upon request of IBM Credit, each Customer shall furnish, or cause the plan administrator to furnish, to IBM Credit the most recently filed annual report for each Plan.

7.6. Environmental Matters. (A) Each Customer shall (i) comply with all Environmental Laws in all material respects, and (ii) undertake to use commercially reasonable efforts to prevent any unlawful release of any Hazardous Substance by Customer or such Person into, upon, over or under any property now or hereinafter owned, leased or otherwise controlled (directly or indirectly) by Customers.

(B) Each Customer and each Guarantor shall notify IBM Credit, promptly upon its obtaining knowledge of (i) any non-routine proceeding or investigation by any Governmental Authority with respect to the presence of any Hazardous Substances on or in any property now or hereinafter owned, leased or otherwise controlled (directly or indirectly) by such Customer or such Guarantor, (ii) all claims made or threatened by any Person or Governmental Authority against such Customer or such Guarantor or any of such Customer’s or such Guarantor’s assets relating to any loss or injury resulting from any Hazardous Substance, (iii) a Customer’s discovery of evidence of unlawful disposal of or environmental contamination by any Hazardous Substance on any property now or hereinafter owned, leased or otherwise controlled (directly or indirectly) by such Customer, and (iv) any occurrence or condition which could constitute a violation of any Environmental Law.

7.7. Collateral Books and Records/Collateral Audit. (A) Each Customer agrees to maintain books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice, and agrees that such books and records will reflect IBM Credit’s interest in the Collateral.

(B) Each Customer agrees that IBM Credit or its agents may enter upon the premises of such Customer from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time at all on and after the occurrence and during the continuance of an Event of Default for the purposes of (i) inspecting the Collateral, (ii) inspecting and/or copying (at Customers’ expense) any and all records pertaining thereto, and (iii) discussing the affairs, finances and business of such Customer with any officers, employees and directors of such Customer or with the Auditors. Each Customer also agrees to provide IBM Credit with such reasonable information and documentation that IBM Credit deems necessary to conduct the foregoing activities.

Upon the occurrence and during the continuance of an Event of Default which has not been waived by IBM Credit in writing, IBM Credit may conduct any of the foregoing activities in any manner that IBM Credit deems reasonably necessary.

(C) Each Customer shall give IBM Credit thirty (30) days prior written notice of any change in the location of any Collateral, the location of its books and records or in the location of its chief executive office or place of business from the locations specified in Attachment B, and will execute in advance of such change and cause to be filed and/or delivered to IBM Credit any financing statements, use reasonable efforts to obtain landlord or other lien waivers, or other documents or records reasonably required by IBM Credit, all in form and substance reasonably satisfactory to IBM Credit.

(D) Each Customer agrees to advise IBM Credit promptly, in reasonably sufficient detail, of any substantial change relating to the type, quantity or quality of the Collateral, or any event which could reasonably be expected to have a Material Adverse Effect on the value of the Collateral or on the security interests granted to IBM Credit herein.

(E) Each Customer shall, and shall cause each of its subsidiaries to, from time to time, do and perform any and all acts and execute any and all instruments, notices and other documents, reasonably required or recommended by IBM Credit to address concerns identified by IBM Credit regarding the Collateral during the course of any audit of each Customer’s, or its subsidiaries’ books and records, or assets.

7.8. Insurance; Casualty Loss. (A) Each Customer agrees to maintain with financially sound and reputable insurance companies: (i) insurance on its properties, (ii) public liability insurance against claims for personal injury or death as a result of the use of any products sold by it and (iii) insurance coverage against other business risks, in each case, in at least such amounts and against at least such risks as are usually and prudently insured against in the same general geographical area by companies of established repute engaged in the same or a similar business. Each Customer will furnish to IBM Credit, upon its written request, the insurance certificates with respect to such insurance. In addition, all Policies so maintained are to name IBM Credit as an additional insured as its interest may appear with respect to the Collateral.

(B) Without limiting the generality of the foregoing, each Customer shall keep and maintain, at its sole expense, the Collateral insured for an amount not less than the amount set forth on Attachment A from time to time opposite the caption “Collateral Insurance Amount” against all loss or damage under an “all risk” Policy with companies mutually acceptable to IBM Credit and Customer, with a lender’s loss payable endorsement or mortgagee clause in form and substance reasonably satisfactory to IBM Credit designating that any loss payable thereunder with respect to such Collateral shall be payable to IBM Credit. Upon receipt of proceeds by IBM Credit the same shall be applied on account of the Customers’ Outstanding Advances. Each Customer agrees to instruct each insurer to give IBM Credit, by endorsement upon the Policy issued by it or by independent instruments furnished to IBM Credit, at least ten (10) days written notice before any Policy with respect to the Collateral shall be altered or cancelled and that no act or default of such Customer or any other person shall affect the right of IBM Credit to recover under the Policies. Each Customer hereby agrees to direct all insurers under the Policies to pay all proceeds with respect to the Collateral directly to IBM Credit. If any Customer fails to pay any cost, charges or premiums, or if any Customer fails to insure the Collateral, IBM Credit may pay such costs, charges or premiums. Any amounts paid by IBM Credit hereunder shall be considered an additional debt owed by such Customer to IBM Credit and are due and payable immediately upon receipt of an invoice by IBM Credit.

7.9. Taxes. Each Customer agrees to pay, when due, all taxes lawfully levied or assessed against such Customer or any of the Collateral before any penalty or interest accrues thereon unless such taxes are being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and an adequate reserve or other appropriate provisions have been made therefor as required in order to be in conformity with GAAP and an adverse determination in such proceedings could not reasonably be expected to have a Material Adverse Effect.

7.10. Compliance With Laws. Each Customer agrees to comply with all Requirements of Law applicable to the Collateral or any part thereof, or to the operation of its business, except where the failure to comply, individually, or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

7.11. Fiscal Year. Each Customer agrees to maintain its fiscal year as a year ending December 31 unless Customers provide IBM Credit at least thirty (30) days prior written notice of any change thereof.

7.12. Maintenance of Property. Each Customer shall maintain all of its properties that are used or useful in the conduct of its business or otherwise in good condition and repair (ordinary wear and tear excepted) and pay and discharge all costs of repair and maintenance thereof and all rental and mortgage payments and related charges pertaining thereto and not commit or permit any waste with respect to any of its material properties.

7.13. Collateral. Customers shall:

(A) promptly notify IBM Credit of any loss, theft or destruction of or damage to any of the Collateral in excess of $1,000,000.00. Customers shall diligently file and prosecute its claim for any award or payment in connection with any such loss, theft, destruction of or damage to Collateral. Customers shall, upon demand of IBM Credit, make, execute and deliver any assignments and other instruments sufficient for the purpose of assigning any such award or payment to IBM Credit, free of encumbrances of any kind whatsoever;

(B) consistent with reasonable commercial practice, observe and perform all matters and things necessary or expedient to be observed or performed under or by virtue of any lease, license, concession or franchise forming part of the Collateral in order to preserve, protect and maintain all the rights of IBM Credit thereunder;

(C) consistent with reasonable commercial practice, maintain, use and operate the Collateral and carry on and conduct its business in a proper and efficient manner so as to preserve and protect the Collateral; and

(D) at any time and from time to time, upon the request of IBM Credit, and at the sole expense of Customers, Customers will promptly and duly execute and deliver such further instruments and documents and take such further action as IBM Credit may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests granted herein and the payment of any and all recording taxes and filing fees in connection therewith.

7.14. Subsidiaries. IBM Credit may require that any Subsidiaries of any Customer become parties to this Agreement or any other agreement executed in connection with this Agreement as guarantors or sureties. Each Customer will comply, and cause all of their respective Subsidiaries to comply with Sections 7 and 8 of this Agreement, as if such sections applied directly to such Subsidiaries.

7.15. Financial Covenants; Additional Covenants. Each of the Customers and PC Connection acknowledges and agrees that Customers and PC Connection shall comply with the financial covenants and other covenants set forth in the attachments, exhibits and other addenda incorporated herein and made a part of this Agreement.

7.16. Joint and Several Guaranty. (A) Each Customer hereby agrees that such customer is jointly and severally liable for, and hereby jointly and severally and unconditionally guarantees to IBM Credit the prompt payment when due and the full, prompt, and faithful performance of any and all Obligations upon which any Customer is in any manner obligated, heretofore, now, or hereafter owned, contracted or acquired by IBM Credit pursuant to this Agreement and the Existing Agreements, whether the same are individual, joint or several, primary, secondary, direct, contingent or otherwise. Each Customer irrevocably subordinates to the full payment of amounts due IBM Credit any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of IBM Credit against another Customer hereto with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by another Customer in respect thereof, or (ii) to receive any payment, in the nature of contribution or for any other reason, from another Customer hereto with respect to such payment.

(B) Notwithstanding any provision herein to the contrary, the liability of each Customer hereunder shall in no event exceed the maximum amount that is valid and enforceable in any action or proceeding involving any applicable state corporate law or any applicable state or federal bankruptcy, insolvency, reorganization, fraudulent conveyance or other law involving the rights of creditors generally.

(C) This is a continuing guaranty of payment and performance and not of collection. The liability of each Customer hereunder is direct, absolute and unconditional and shall not be affected by any extension, renewal or other change in the terms of payment or performance thereof, or the release, settlement or compromise of or with any party liable for the payment or performance thereof, the release or non perfection of any security thereunder, or any change in any Customer’s financial condition, the insolvency of any Customer, the absence of any action to enforce the Agreement or any Other Document or the waiver or consent by IBM Credit of any of the provisions hereof or thereof or any other action or circumstance which might otherwise constitute a legal or equitable discharge or defense of a surety or a guaranty. Each Customer’s obligation pursuant to this Section 7.17 shall continue for so long as any sums owing to IBM Credit by any Customer remains outstanding and unpaid, unless terminated in the manner provided herein. Each Customer acknowledges that its obligations hereunder are in addition to and independent of any agreement or transaction between IBM Credit and any other Customer or any other Person creating or reserving any lien, encumbrance or security interest in any property of any other Customer or any other Person as security for any obligation of such Customer.

(D) Each Customer has made an independent investigation of the financial condition of each other Customer and guarantees the Obligations based on that investigation and not upon any representations made by IBM Credit. Each Customer acknowledges that it has access to current and future Customer financial information of each other Customer which will enable such Customer to continuously remain informed of each other Customer’s financial condition. Each Customer also consents to and agrees that the guarantees provided in this Section 7.17 and the Obligations shall not be affected by IBM Credit’s subsequent increases or decreases in the credit line that IBM Credit may grant to any Customer; substitutions, exchanges or releases of all or any part of the Collateral now or hereafter securing any of the Obligations; sales or other dispositions of any or all of the Collateral now or hereafter securing any of the Obligations without demands, advertisement or notice of the time or place of the sales or other dispositions, realizing on the Collateral to the extent IBM Credit, in its sole discretion deems proper.

(E) With respect to the guarantees provided hereunder, each Customer, in its capacity as a guarantor, waives if permitted by applicable law (1) demand, protest and all notices of protest or dishonor, (2) all notices of payment and nonpayment, (3) all notices required by law, (4) any and all defenses, including but not limited to any defense which it may have against any manufacturer, distributor or Authorized Supplier, (5) any and all rights of setoff Customers may have against IBM Credit and (6) all notices of nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guarantees at any time held by IBM Credit on which any Customer may, in any way, be liable and each Customer hereby ratifies and confirms whatever IBM Credit may do in that regard.

(F) Each Loan Party expressly waives all rights it may now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel IBM Credit to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Loan Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against such Loan Party. It is agreed among the Loan Parties and IBM Credit that the foregoing waivers are the essence of the transaction contemplated by the Agreement and the Other Documents and that but for the provisions of this Section 7.17 and such waivers, IBM Credit would decline to enter into this Agreement.

(G) This guaranty obligation and any and all obligations, liabilities, terms and provisions herein shall survive any and all bankruptcy or insolvency proceedings, actions and/or claims brought by or against any Customer, whether such proceedings, actions and/or claims are federal and/or state.

Section 8. NEGATIVE COVENANTS

Until termination of this Agreement and the indefeasible payment and satisfaction of all Obligations hereunder:

8.1. Liens. No Customer will, directly or indirectly mortgage, assign, pledge, transfer, create, incur, assume, permit to exist or otherwise permit any Lien or judgment to exist on any of its property, assets, revenues or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for Permitted Liens.

8.2. Disposition of Assets. No Customer will, directly or indirectly, sell, lease, assign, transfer or otherwise dispose of any assets other than (i) sales of inventory in the ordinary course of business and short term rental of inventory as demonstrations in amounts not material to such Customer, and (ii) voluntary dispositions of individual assets and obsolete or worn out property in the ordinary course of business, provided, that the aggregate book value of all such assets and property so sold or disposed of under this section 8.2 (ii) in any fiscal year shall not exceed 5% of the consolidated assets of the PC Connection as of the beginning of such fiscal year.

8.3. Changes in Customer. (A) No Customer will, without thirty (30) days prior written notice to IBM Credit, change its (i) name, (ii) location (as defined in Article 9 of the UCC), (iii) State of organization, (iv) chief executive office or principal place of business, provided, however, that if such Customer is a registered organization, as defined in Article 9 of the UCC, such Customer may change its chief executive office or principal place of office as provided in Section 7.3 of this Agreement;

(B) No Customer will, without thirty (30) days prior written notice to IBM Credit, change its organization, form of ownership or structure;

(C) No Customer will, without the prior written consent of IBM Credit, directly or indirectly, merge, consolidate, liquidate, dissolve or enter into or engage in any business materially different from that presently being conducted by such Customer.

8.4. Guaranties. No Customer will, directly or indirectly, assume, guaranty, endorse, or otherwise become liable upon the obligations of any other Person except (i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) by the giving of indemnities in connection with the sale of inventory or other asset dispositions permitted hereunder, and (iii) for guaranties in favor of IBM Credit and (iv) other guaranties constituting Permitted Indebtedness.

8.5. Restricted Payments. No Customer will, directly or indirectly: (i) declare or pay any dividend (other than dividends payable solely in common stock of such Customer or membership interest if such Customer is a limited liability company) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of Customer or any warrants, options or rights to purchase any such capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Customer; or (ii) make any optional payment or prepayment on or redemption (including, without limitation, by making payments to a sinking or analogous fund) or repurchase of any Indebtedness (other than the Obligations).

8.6. Affiliate/Subsidiary Transactions. No Customer will, directly or indirectly, enter into any transaction with any Affiliate or Subsidiary, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to any Affiliate or Subsidiary of any Customer except in the ordinary course of business and pursuant to the reasonable requirements of such Customer’s business upon fair and reasonable terms no less favorable to such Customer than could be obtained in a comparable arm’s-length transaction with an unaffiliated Person.

8.7. ERISA. No Customer will (A) terminate any Plan so as to incur a material liability to the PBGC, (B) permit any “prohibited transaction” involving any Plan (other than a “multi-employer benefit plan”) which would subject such Customer to a material tax or penalty on “prohibited transactions” under the Code or ERISA, (C) fail to pay to any Plan any contribution which they are obligated to pay under the terms of such Plan, if such failure would result in a material “accumulated funding deficiency”, whether or not waived, (D) allow or suffer to exist any occurrence of a “reportable event” or any other event or condition, which presents a material risk of termination by the PBGC of any Plan (other than a “multi-employer benefit plan”), or (E) fail to notify IBM Credit as required in Section 7.5. As used in this Agreement, the terms “accumulated funding deficiency” and “reportable event” shall have the respective meanings assigned to them in ERISA, and the term “prohibited transaction” shall have the meaning assigned to it in the Code and ERISA. For purposes of this Section 8.8, the terms “material liability”, “tax”, “penalty”, “accumulated funding deficiency” and “risk of termination” shall mean a liability, tax, penalty, accumulated funding deficiency or risk of termination which could reasonably be expected to have a Material Adverse Effect.

8.8. Additional Negative Pledges. No Customer will, directly or indirectly, create or otherwise cause or permit to exist or become effective any contractual obligation which may restrict or inhibit IBM Credit’s rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence and during the continuance of an Event of Default.

8.9. Storage of Collateral with Bailees and Warehousemen. Collateral in excess of $500,000.00 shall not be stored with a bailee, warehouseman or similar party without the prior written consent of IBM Credit unless Customer will, concurrently with the delivery of such Collateral to such party, cause such party to (i) enter into an agreement acknowledging that such party holds possession of Collateral (other than certificated securities and goods covered by a document) for the benefit of IBM Credit, or (ii) issue and deliver to IBM Credit, warehouse receipts in the name of IBM Credit evidencing the storage of such Collateral.

8.10. Indebtedness. No Customer will create, incur, assume or permit to exist any Indebtedness, except for Permitted Indebtedness.

8.11. Loans. Customers will not make any loans, advances (excluding advances for the purposes of relocation), contributions or payments of money or goods in excess of $100,000.00 in aggregate outstanding at any one time to any officer or director of any Customer (except for compensation for personal services actually rendered), except for transactions expressly authorized in this Agreement.

Section 9. DEFAULT

9.1. Event of Default. Any one or more of the following events shall constitute an Event of Default by the Customers under this Agreement and the Other Documents:

(A) The failure of any Customer to make timely payment of the Obligations or any part thereof when due and payable;

(B) Any Loan Party fails to comply with or observe any term, covenant or agreement contained in this Agreement or any of the Other Documents;

(C) Any representation, warranty, statement, report or certificate made or delivered by or on behalf of any Loan Party or any of its officers, employees or agents or by or on behalf of any guarantor to IBM Credit was false in any material respect at the time when made or deemed made;

(D) The occurrence of any event or circumstance which could reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole;

(E) Other than ComTeq Federal of New Hampshire, Inc. and PC Connection Sales of Massachusetts, any Customer, any Subsidiary or any guarantor shall generally not pay its debts as such debts become due, become or otherwise declare itself insolvent, file a voluntary petition for bankruptcy protection, have filed against it any involuntary bankruptcy petition, cease to do business as a going concern, make any assignment for the benefit of creditors, or a custodian, receiver, trustee, liquidator, administrator or person with similar powers shall be appointed for any Customer, any Subsidiary or any guarantor or any of its respective properties or have any of its respective properties seized or attached, or take any action to authorize, or for the purpose of effectuating, the foregoing, provided, however, that a Customer, any Subsidiary or any guarantor shall have a period of forty-five (45) days within which to discharge any involuntary petition for bankruptcy or similar proceeding;

(F) The use of any funds borrowed from IBM Credit under this Agreement for any purpose other than as provided in this Agreement;

(G) The entry of any judgment against any Customer or any guarantor in an amount in excess of $1,000,000.00 and such judgment is not satisfied, dismissed, stayed or superseded by bond within thirty (30) days after the day of entry thereof (and in the event of a stay or supersedeas bond, such judgment is not discharged within thirty (30) days after termination of any such stay or bond) or such judgment is not fully covered by insurance;

(H) The dissolution or liquidation of any Loan Party, any Subsidiary or any guarantor, or any Loan Party or any guarantor or its directors or stockholders shall take any action to dissolve or liquidate any Loan Party, Subsidiary or any guarantor, other than (i) ComTeq Federal of New Hampshire, Inc. and (ii) a Subsidiary that is not a Loan Party or guarantor to the extent such dissolution or liquidation could not reasonably be expected to have a Material Adverse Effect;

(I) Any “going concern” or like qualification or exception, or qualification arising out of the scope of an audit by an Auditor of its opinion relative to any Financial Statement delivered to IBM Credit under this Agreement;

(J) The issuance of a warrant of distress for any rent or taxes with respect to any premises upon which the Collateral, or any part thereof, at such time is situated and such warrant shall continue for a period of ten (10) Business Days from the date such warrant is issued;

(K) Any Loan Party suspends business for a period of ten (10) consecutive Business Days;

(L) The occurrence of any event or condition that, with the passage of time or the giving of notice, or both, permits the holder of any Indebtedness owed by any Customer or guarantor (including without limitation PC Connection) in excess of $1,000,000.00 arising in one or more related or unrelated transactions to accelerate the maturity thereof or the failure of any Customer or guarantor to pay when due any such Indebtedness;

(M) Any guaranty of any or all of the Customers’ Obligations executed by any guarantor in favor of IBM Credit, shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction or the validity or enforceability thereof shall be contested or denied by any such guarantor, or any such guarantor shall deny that it has any further liability or obligation thereunder or any such guarantor shall fail to comply with or observe any of the terms, provisions or conditions contained in any such guaranty;

(N) Any Loan Party is in default under the material terms of any of the Other Documents after the expiration of any applicable cure periods;

(O) There shall occur a “reportable event” with respect to any Plan, or any Plan shall be subject to termination proceedings (whether voluntary or involuntary) and there shall result from such “reportable event” or termination proceedings a liability of any Customer to the PBGC which in the reasonable opinion of IBM Credit will have a Material Adverse Effect;

(P) Any “person” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) acquires a beneficial interest in 50% or more of the Voting Stock of any Customer.

9.2. Acceleration. Upon the occurrence and during the continuance of an Event of Default which has not been waived in writing by IBM Credit, IBM Credit may, in its sole discretion, take any or all of the following actions, without prejudice to any other rights it may have at law or under this Agreement to enforce its claims against the Customers: (a) declare all Obligations to be immediately due and payable (except with respect to any Event of Default set forth in Section 9.1 (E) hereof, in which case all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of IBM Credit; and (b) immediately terminate the Credit Line hereunder.

9.3. Remedies. (A) Upon the occurrence and during the continuance of any Event of Default which has not been waived in writing by IBM Credit, IBM Credit may exercise all rights and remedies of a secured party under the U.C.C. Without limiting the generality of the foregoing, IBM Credit may through legal process: (i) remove from any premises where same may be located any and all documents, instruments, files and records (including the copying of any computer records), and any receptacles or cabinets containing same, relating to the Collateral, or IBM Credit may use (at the expense of the Customers) such of the supplies or space of Customer at Customer’s place of business or otherwise, as may be necessary to properly administer and control the Collateral or the handling of collections and realizations thereon; and (ii) foreclose the security interests created pursuant to this Agreement by any available judicial procedure, or to take possession of any or all of the Collateral and to enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same.

(B) Upon the occurrence and during the continuance of an Event of Default which has not been waived in writing by IBM Credit, IBM Credit shall have the right to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of any Customer or IBM Credit, or in the name of such other party as IBM Credit may designate, either at public or private sale or at any broker’s board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as IBM Credit in a commercially reasonable manner may deem advisable, and IBM Credit shall have the right to purchase at any such sale. Until reduced to cash, IBM Credit shall have no obligation to reduce the Obligations by applying noncash proceeds of the disposition of Collateral. If IBM Credit, in its sole discretion determines that any of the Collateral requires rebuilding, repairing, maintenance or preparation, IBM Credit shall have the right, at its option, to do such of the aforesaid as it deems necessary for the purpose of putting such Collateral in such saleable form as IBM Credit shall deem appropriate. Each Customer hereby agrees that any disposition by IBM Credit of any Collateral pursuant to and in accordance with the terms of a repurchase agreement between IBM Credit and the manufacturer or any supplier (including any Authorized Supplier) of such Collateral constitutes a commercially reasonable sale. The Customer agrees, at the request of IBM Credit, to assemble the Collateral and to make it available to IBM Credit at places which IBM Credit shall select, whether at the premises of the Customer or elsewhere, and to make available to IBM Credit the premises and facilities of a Customer for the purpose of IBM Credit’s taking possession of, removing or putting such Collateral in saleable form. If notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) Business Days notice shall constitute reasonable notification.

(C) The net cash proceeds resulting from IBM Credit’s exercise of any of the foregoing rights (after deducting all reasonable charges, costs and expenses, including reasonable attorneys’ fees) shall be applied by IBM Credit to the payment of Customers’ Obligations, whether due or to become due, in such order as IBM Credit may in it sole discretion elect. Customers shall remain liable to IBM Credit for any deficiencies, and IBM Credit in turn agrees to remit to Customers or their successors or assigns, any surplus resulting therefrom.

(D) The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

9.4. Waiver. If IBM Credit seeks to take possession of any of the Collateral by any court process Customers hereby irrevocably waive to the extent permitted by applicable law any bonds, surety and security relating thereto required by any statute, court rule or otherwise as an incident to such possession and any demand for possession of the Collateral prior to the commencement of any suit or action to recover possession thereof. In addition, Customers waive to the extent permitted by applicable law all rights of set-off it may have against IBM Credit. Customers further waive to the extent permitted by applicable law presentment, demand and protest, and notices of non-payment, non-performance, any right of contribution, dishonor, and any other demands, and notices required by law.

Section 10. MISCELLANEOUS

10.1. Term; Termination. (A) This Agreement shall remain in force until the earlier of (i) the Termination Date, (ii) the date specified in a written notice by any Customer that it intends to terminate this Agreement which date shall be no less than ninety (90) days following the receipt by IBM Credit of such written notice, and (iii) termination by IBM Credit after the occurrence and during the continuance of an Event of Default. Upon the date that this Agreement is terminated, all of Customers’ Obligations shall be immediately due and payable in their entirety, even if they are not yet due under their terms.

(B) Until the indefeasible payment in full of all of Customers’ Obligations, no termination of this Agreement or any of the Other Documents shall in any way affect or impair (i) Customers’ Obligations to IBM Credit including, without limitation, any transaction or event occurring prior to and after such termination, or (ii) IBM Credit’s rights hereunder, including, without limitation, IBM Credit’s security interest in the Collateral. On and after a Termination Date IBM Credit may, but shall not be obligated to, upon the request of a Customer, continue to provide Advances hereunder.

10.2. Indemnification. Customers hereby jointly and severally indemnify and hold harmless IBM Credit and each of its officers, directors, agents and assigns (collectively, the “Indemnified Persons”) against all losses, claims, damages, liabilities or other expenses (including reasonable attorneys’ fees and court costs now or hereinafter arising from the enforcement of this Agreement, the “Losses”) to which any of them may become subject insofar as such Losses arise out of or are based upon any event, circumstance or condition (a) occurring or existing on or before the date of this Agreement relating to any financing arrangements IBM Credit may from time to time have with (i) any Customer, (ii) any Person that shall be acquired by any Customer or (iii) any Person that any Customer may acquire all or substantially all of the assets of, or (b) directly or indirectly, relating to the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby or thereby or to any of the Collateral or to any act or omission of a Customer in connection therewith. Notwithstanding the foregoing, the Customers shall not be obligated to indemnify IBM Credit for any Losses incurred by IBM Credit which are a result of IBM Credit’s gross negligence or willful misconduct. The indemnity provided herein shall survive the termination of this Agreement.

10.3. Additional Obligations. IBM Credit, without waiving or releasing any Obligation or Default of the Customers, may perform any Obligations of any Customer that such Customer shall fail or refuse to perform and IBM Credit may, at any time or times hereafter, but shall be under no obligation to do so, pay, acquire or accept any assignment of any security interest, lien, encumbrance or claim against the Collateral asserted by any person. All sums paid by IBM Credit in performing in satisfaction or on account of the foregoing and any expenses, including reasonable attorney’s fees, court costs, and other charges relating thereto, shall be a part of the Obligations, payable on demand and secured by the Collateral.

10.4. LIMITATION OF LIABILITY. NEITHER IBM CREDIT NOR ANY OTHER INDEMNIFIED PERSON SHALL HAVE ANY LIABILITY WITH RESPECT TO ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY ANY CUSTOMER IN CONNECTION WITH THIS AGREEMENT, ANY OTHER AGREEMENT, ANY DELAY, OMISSION OR ERROR IN THE ELECTRONIC TRANSMISSION OR RECEIPT OF ANY E-DOCUMENT, OR ANY CLAIMS IN ANY MANNER RELATED THERETO. NOR SHALL IBM CREDIT OR ANY OTHER INDEMNIFIED PERSON HAVE ANY LIABILITY TO ANY CUSTOMER OR ANY OTHER PERSON FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY IT OR THEM HEREUNDER, EXCEPT FOR ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE EVENT ANY CUSTOMER REQUESTS IBM CREDIT TO EFFECT A WITHDRAWAL OR DEBIT OF FUNDS FROM AN ACCOUNT OF SUCH CUSTOMER, THEN IN NO EVENT SHALL IBM CREDIT BE LIABLE FOR ANY AMOUNT IN EXCESS OF ANY AMOUNT INCORRECTLY DEBITED, EXCEPT IN THE EVENT OF IBM CREDIT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. NO PARTY SHALL BE LIABLE FOR ANY FAILURE TO PERFORM ITS OBLIGATIONS IN CONNECTION WITH ANY E-DOCUMENT, WHERE SUCH FAILURE RESULTS FROM ANY ACT OF GOD OR OTHER CAUSE BEYOND SUCH PARTY’S REASONABLE CONTROL (INCLUDING, WITHOUT LIMITATION, ANY MECHANICAL, ELECTRONIC OR COMMUNICATIONS FAILURE) WHICH PREVENTS SUCH PARTY FROM TRANSMITTING OR RECEIVING E-DOCUMENTS.

10.5. Alteration/Waiver. This Agreement and the Other Documents may not be altered or amended except by an agreement in writing signed by Customers, PC Connection, any other Loan Party hereto and by IBM Credit. No delay or omission of IBM Credit to exercise any right or remedy hereunder, whether before or after the occurrence of any Event of Default, shall impair any such right or remedy or shall operate as a waiver thereof or as a waiver of any such Event of Default. In the event that IBM Credit at any time or from time to time dispenses with any one or more of the requirements specified in this Agreement or any of the Other Documents, such dispensation may be revoked by IBM Credit at any time and shall not be deemed to constitute a waiver of any such requirement subsequent thereto. IBM Credit’s failure at any time or times to require strict compliance and performance by the Customers of any undertakings, agreements, covenants, warranties and representations of this Agreement or any of the Other Documents shall not waive, affect or diminish any right of IBM Credit thereafter to demand strict compliance and performance thereof. Any waiver by IBM Credit of any Default by any Customer PC Connection or any other Loan Party signatory hereto under this Agreement or any of the Other Documents shall not waive or affect any other Default by any Customer PC Connection or any other Loan Party signatory hereto under this Agreement or any of the Other Documents, whether such Default is prior or subsequent to such other Default and whether of the same or a different type. None of the undertakings, agreements, warranties, covenants, and representations of the Customers PC Connection or any Loan Party contained in this Agreement or the Other Documents and no Default by any Customer PC Connection or any Loan Party shall be deemed waived by IBM Credit unless such waiver is in writing signed by an authorized representative of IBM Credit.

10.6. Severability. If any provision of this Agreement or the Other Documents or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the Other Documents and the application of such provision to other Persons or circumstances will not be affected thereby, the provisions of this Agreement and the Other Documents being severable in any such instance.

10.7. One Loan. All Advances heretofore, now or at any time or times hereafter made by IBM Credit to the Customers under this Agreement or the Other Documents shall constitute one loan secured by IBM Credit’s security interests in the Collateral and by all other security interests, liens and encumbrances heretofore, now or from time to time hereafter granted by the Customers to IBM Credit or any assignor of IBM Credit.

10.8. No Merger or Novations. (A) Customers acknowledge and agree that Obligations outstanding as of the date hereof under the Existing Agreements have not been satisfied or discharged and that this Agreement is not intended to effect a novation of the Customers’ Obligations under the Existing Agreements. This Agreement shall on the Closing Date amend and restate each of the Existing Agreements in its entirety, and, on the Closing Date, the obligations of Customers evidenced by the Existing Agreements shall be continuing Obligations under this Agreement and shall be evidenced by this Agreement.

(B) Neither the obtaining of any judgment nor the exercise of any power of seizure or sale shall operate to extinguish the Obligations of the Customers to IBM Credit secured by this Agreement and shall not operate as a merger of any covenant in this Agreement, and the acceptance of any payment or alternate security shall not constitute or create a novation and the obtaining of a judgment or judgments under a covenant herein contained shall not operate as a merger of that covenant or affect IBM Credit’s rights under this Agreement.

10.9. Paragraph Titles. The Section titles used in this Agreement and the Other Documents are for convenience only and do not define or limit the contents of any Section.

10.10. Binding Effect; Assignment. This Agreement and the Other Documents shall be binding upon and inure to the benefit of IBM Credit and the Customers and their respective successors and assigns; provided, that the Customers shall have no right to assign this Agreement or any of the Other Documents without the prior written consent of IBM Credit. This Agreement is intended solely for the benefit of IBM Credit, each Customer and their permitted successors and assigns. No other person shall receive any benefit or right in or under this Agreement.

10.11. Obligations. The Obligations are joint and several, shall be binding upon each Customer and each Customer’s successors and assigns, and will be for IBM Credit’s benefit and the benefit of IBM Credit’s successors and assigns. The Obligations and any terms and provisions herein may be modified or amended only by a document sign by IBM Credit and each Customer.

10.12. Notices; E-Business Acknowledgment. (A) Except as otherwise expressly provided in this Agreement, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered (i) upon receipt if deposited in the United States mails, first class mail, with proper postage prepaid, (ii) upon receipt of confirmation or answerback if sent by telecopy, or other similar facsimile transmission, (iii) one Business Day after deposit with a reputable overnight courier with all charges prepaid, or (iv) when delivered, if hand-delivered by messenger, all of which shall be properly addressed to the party to be notified and sent to the address or number indicated as follows:

(i) If to IBM Credit at:	(ii) If to GovConnection, Inc. at:

IBM Credit Corporation 1500 RiverEdge Parkway Atlanta, GA 30328	GovConnection, Inc. 7503 Standish Place Rockville, MD 20855

Attention: Region Manager, _________ Facsimile:	Attention: Mr. John Shutt Facsimile: (301) 340-7402

(iii) If to Merrimack Services Corporation:	(iv) If to Moredirect, Inc. at:

Merrimack Services Corporation 730 Milford Road Merrimack, NH 03054	Moredirect, Inc. 7300 N. Federal Highway, Suite 200 Boca Raton, FL 33487

Attention: Mr. Jack Ferguson Facsimile: (603) 423-2283	Attention: Mr. Scott Modist Facsimile: (509) 357-1319

(v) In the case of (ii), (iii) and (iv) with copy to PC Connection, Inc. at:

PC Connection, Inc. 730 Milford Road Merrimack, NH 03054

Attention: Mr. Jack Ferguson Facsimile: (603) 423-2283

or to such other address or number as each party designates to the other in the manner prescribed herein.

(B) (i) Each party may electronically transmit to or receive from IBM Credit certain documents set forth in Attachment H (“E-Documents”) via the Internet or electronic data interchange (“EDI”). All E-Documents duly sent by a party in accordance with this Agreement and received by the other party, shall constitute a record authenticated by the sender. Any transmission of data which is not an E-Document shall have no force or effect between the parties. EDI transmissions may be sent directly or through any third party service provider (“Provider”) with which a party may contract. Each party shall be liable for the acts or omissions of its Provider while handling E-Documents for such party, provided, that if more than one party uses the same Provider, the originating party shall be liable for the acts or omissions of such Provider as to such E-Document. Some information to be made available to a Customer will be specific to such Customer and will require such Customer’s registration with IBM Credit before access is provided. After IBM Credit has approved the registration submitted by such Customer, IBM Credit shall provide an ID and password(s) to an individual designated by such Customer (“Customer Recipient”). Customers accept responsibility for the designated individual’s distribution of the ID and password(s) within its organization and Customers will take reasonable measures to ensure that passwords are not shared or disclosed to unauthorized individuals. Customers will conduct an annual review of all IDs and passwords to ensure they are accurate and properly authorized. IBM CREDIT MAY CHANGE OR DISCONTINUE USE OF AN ID OR PASSWORD AT ITS DISCRETION AT ANY TIME. E-Documents shall not be deemed to have been properly received, and no E-Document shall give rise to any obligation, until accessible to the receiving party at such party’s receipt computer at the address specified herein. Upon proper receipt of an E-Document, the receiving party shall promptly transmit a functional acknowledgment in return. A functional acknowledgment shall constitute conclusive evidence that an E-Document has been properly received. If any transmitted E-Document is received in an unintelligible or garbled form, the receiving party shall promptly notify the originating party in a reasonable manner. In the absence of such a notice, the originating party’s records of the contents of such E-Document shall control.

(ii) Each party shall use those security procedures which are reasonably sufficient to ensure that all transmissions of E-Documents are authorized and to protect its business records and data from improper access. Any E-Document received pursuant to this Section 10.13 shall have the same effect as if the contents of the E-Document had been sent in paper rather than electronic form. The conduct of the parties pursuant to this Section 10.13 shall, for all legal purposes, evidence a course of dealing and a course of performance accepted by the parties. The parties agree not to contest the validity or enforceability of E-Documents under the provisions of any applicable law relating to whether certain agreements are to be in writing or signed by the party to be bound thereby. The parties agree, as to any E-Document accompanied by a Customer’s ID, that IBM Credit can reasonably rely on the fact that such E-Document is properly authorized by such Customer. E-Documents, if introduced as evidence on paper in any judicial, arbitration, mediation or administrative proceedings, will be admissible as between the parties to the same extent and under the same conditions as other business records originated and maintained in documentary form. No party shall contest the admissibility of copies of E-Documents under either the business records exception to the hearsay rule or the best evidence rule on the basis that the E-Documents were not originated or maintained in documentary form.

CUSTOMER RECIPIENT INFORMATION for Internet transmissions:

(PLEASE PRINT)

Name of Customers’ Designated Central Contacts Authorized to Receive IDs and Passwords:

Mr. John Shutt for GovConnection

e-mail Address: jshutt@govconnection.com

Phone Number: (301) 340-1100

Mr. Jack Ferguson for Merrimack

e-mail Address: jferguson@pcconnection.com

Phone Number: (603) 423-2156

Mr. Scott Modist for MoreDirect

e-mail Address: smodist@moredirect.com

Phone Number: (561) 237-3341

Mr. Jack Ferguson for PC Connection

e-mail Address: Jferguson@pcconnection.com

Phone Number: (603) 423-2156

10.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

10.14. ATTACHMENT A MODIFICATIONS. IBM Credit may modify the Collateral Insurance Amount set forth in Attachment A from time to time by providing Customers with a new Attachment A. Any such new Attachment A shall be effective as of the date specified in the new Attachment A.

10.15. SUBMISSION AND CONSENT TO JURISDICTION AND CHOICE OF LAW. TO INDUCE IBM CREDIT TO ACCEPT THIS AGREEMENT AND THE OTHER DOCUMENTS, EACH CUSTOMER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A) SUBMITS ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND ANY OTHER AGREEMENT, OR FOR THE RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND ANY FEDERAL DISTRICT COURT IN MASSACHUSETTS.

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREINAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME.

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO CUSTOMERS AT THEIR RESPECTIVE ADDRESSES SET

FORTH IN SECTION 10.13 OR AT SUCH OTHER ADDRESS OF WHICH IBM CREDIT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

(E) AGREES THAT THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE OTHER DOCUMENTS SHALL BE GOVERNED BY THE LAWS (WITHOUT GIVING EFFECT TO CONFLICT OF LAW PROVISIONS) OF THE COMMONWEALTH OF MASSACHUSETTS .

10.16. JURY TRIAL WAIVER. EACH OF IBM CREDIT AND THE CUSTOMERS HEREBY IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) OF ANY TYPE IN WHICH IBM CREDIT AND THE CUSTOMERS ARE PARTIES AS TO ALL MATTERS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT EXECUTED IN CONNECTION HEREWITH.

IN WITNESS WHEREOF, each Customer has read this entire Agreement, and has caused its authorized representatives to execute this Agreement and has caused its corporate seal, if any, to be affixed hereto as of the date first written above.

PC Connection, Inc.		MoreDirect, Inc.

By:	/s/ Mark Gavin	By:	/s/ Scott Modist

Print Name:	Mark Gavin	Print Name:	Scott Modist

Title:	CFO	Title:	CFO

Merrimack Services Corporation		GovConnection, Inc.

By:	/s/ Jack L. Ferguson	By:	/s/ Gary Sorkin

Print Name:	Jack L. Ferguson	Print Name:	Gary Sorkin

Title:	Treasurer	Title:	President

IBM Credit Corporation

By:	/s/ Sal Grasso

Print Name:	Sal Grasso

Title:	Mgr. Credit

Attachment A (“Attachment A”) TO

AGREEMENT FOR INVENTORY FINANCING

DATED October 31, 2002

EFFECTIVE DATE OF THIS ATTACHMENT A: October 31, 2002

Section 1: LOAN PARTIES:

NAME:	ORGANIZATION NO. (Assigned by State of Org)
PC Connection, Inc.	Delaware File Number 3149279
Merrimack Services Corporation	Delaware File Number 3149077
GovConnection, Inc.	Maryland ID Number 03712387
MoreDirect, Inc.	Florida File Number P9400072462

Section 2: FEES, RATES AND REPAYMENT TERMS:

(A) Credit Line: Twenty-five Million Dollars ($25,000,000.00);

(B) Borrowing Base:

(i) 100% of the Customer’s inventory in the Customer’s possession as of the date of determination as reflected in the Customer’s most recent Collateral Management Report constituting Products (other than service parts) financed through a Product Advance by IBM Credit, so long as (i) IBM Credit has a first priority security interest in such Products; (ii) such Products are in new and unopened boxes, and (iii) the invoice date reflecting the sale of such Products by Authorized Supplier is not greater than one hundred eighty (180) days prior to the date of determination. The value to be assigned to such inventory shall be based upon the Authorized Supplier’s invoice price to Customer for Products net of all applicable price reduction credits.

(C) Inventory Insurance Amount: Twenty-five Million Dollars ($25,000,000.00)

(D) Delinquency Fee Rate: Prime Rate plus 6.500%

(E) Shortfall Transaction Fee: Shortfall Amount multiplied by 0.30%

(F) Free Financing Period Exclusion Fee: For each Product Advance made by IBM Credit pursuant to Customer’s financing plan where there is no Free Financing Period associated with such Product Advance there will be a fee equal to the Free Financing Period Exclusion Fee. For a 30 day payment plan when Prime Rate is 8% the Free Financing Period Exclusion Fee is 1.08% of the invoice amount. This fee will vary by .0125% with each .25% change in Prime Rate (e.g. Prime Rate of 7.25%, the charge is 1.0425% of the invoice amount). The fee accrues as of the Date of Note and is payable as stated in the billing Statement.

Section 3: FINANCIAL COVENANTS:

(A) Definitions: The following terms shall have the following respective meanings in this Attachment. All amounts shall be determined in accordance with generally accepted accounting principles (GAAP).

“Consolidated EBIT” shall mean for any period the sum of (a) Consolidated Net Income and (b) all amounts deducted in computing Consolidated Net Income in respect of (i) interest expense on Indebtedness and (ii) taxes based on or measured by income, in each case for the period under review.

“Consolidated EBITDA” shall mean the sum of (a) Consolidated EBIT, plus (b) the aggregate amount of consolidated depreciation and amortization expense plus (c) non-cash extraordinary or non-recurring losses less (d) extraordinary or non-recurring gains.

“Consolidated Net Income” shall mean, for any period, the net income (or loss), after taxes, of PC Connection and subsidiaries on a consolidated basis for such period determined in accordance with GAAP.

“Consolidated Net Worth” (the amount of owner’s or stockholder’s ownership in an enterprise) is equal to Consolidated Total Assets minus Consolidated Total Liabilities.

“Current” shall mean within the ongoing twelve month period.

“Current Assets” shall mean assets that are cash or expected to be expensed or become cash within the ongoing twelve months.

“Current Liabilities” shall mean payment obligations resulting from past or current transactions that require settlement within the ongoing twelve month period. All indebtedness to IBM Credit shall be considered a Current Liability for purposes of determining compliance with the Financial Covenants.

“EBITDA” shall mean, for any period (determined on a consolidated basis in accordance with GAAP), (a) the Consolidated Net Income for such period, plus (b) each of the following to the extent reflected as an expense in the determination of such Consolidated Net Income: (i) provisions for taxes based on income for such period; (ii) Interest Expense for such period; and (iii) depreciation and amortization of tangible and intangible assets for such period.

“Funded Debt Ratio”: shall mean, with respect to any fiscal quarter, the ratio of (a) the average daily outstanding Advances over such fiscal quarter under the Amended and Restated Credit and Security Agreement dated May 31, 2002 by and among PC Connection and its subsidiaries, inc. and Citizens Bank of Massachusetts and the other parties thereto to (b) the rolling four fiscal quarter Consolidated EBITDA (including such fiscal quarter) of Customers.

“Interest Expense” shall mean, for any period, the aggregate consolidated interest expense of PC Connection and subsidiaries during such period in respect of Indebtedness determined on a consolidated basis in accordance with GAAP, including, without limitation, amortization of original issue discount on any Indebtedness and of all fees payable in connection with the incurrence of such Indebtedness (to the extent included in interest expense), the interest portion of any deferred payment obligation and the interest component of any capital lease obligations.

“Long Term” shall mean beyond the ongoing twelve month period.

“Long Term Assets” shall mean assets that take longer than a year to be expensed or converted to cash. They are divided into four categories: tangible assets, investments, intangibles and other.

“Long Term Debt” shall mean payment obligations of indebtedness which mature more than twelve months from the date of determination, or mature within twelve months from such date but are renewable or extendible at the option of the debtor to a date more than twelve months from the date of determination.

“Revenue” shall mean the monetary expression of the aggregate of products or services transferred by an enterprise to its customers for which said customers have paid or are obligated to pay, plus other income as allowed.

“Subordinated Debt” shall mean PC Connection’s indebtedness to third parties as evidenced by an executed Notes Payable Subordination Agreement in favor of IBM Credit.

“Total Assets” shall mean the total of Current Assets and Long Term Assets.

“Total Liabilities” shall mean the Current Liabilities and Long Term Debt less Subordinated Debt, resulting from past or current transactions, that require settlement in the future.

“Total Net Worth” (the amount of owner’s or stockholder’s ownership in an enterprise) is equal to Total Assets minus Total Liabilities.

“Working Capital” shall mean Current Assets minus Current Liabilities.

(B) PC Connection will be required to maintain the following financial ratios, percentages and amounts as of the last day of the fiscal period under review by IBM Credit:

Minimum Consolidated Net Worth: Maintain a minimum Consolidated Net Worth of (i) $125,000,000 plus (ii) on a cumulative basis, an amount equal to fifty percent (50%) of the Consolidated Net Income in each quarter thereafter, commencing with the fiscal quarter ended March 31, 2002.

Maximum Funded Debt Ratio: Maintain a Funded Debt Ratio of not greater than 2.0:1.0.

Section 4: ADDITIONAL CONDITIONS PRECEDENT PURSUANT TO SECTION 5.1H OF THE AGREEMENT:

(i) Executed Collateralized Guaranty of PC Connection Sales Corporation on behalf of the Customers

(ii) Executed Collateralized Guaranty of PC Connection, Inc. on behalf of the Customers;

(iii) Executed Waiver of Landlord Lien for all premises in which a landlord has the right of levy for rent;

(iv) Fiscal year-end consolidated financial statements of PC Connection together with the consolidated financial statements as of end of PC Connection’s prior fiscal year audited by an independent certified public accountant;

(v) Compiled fiscal quarter-end consolidated financial statements of PC Connection as of end of PC Connection’s prior fiscal quarter;

(vi) A Certificate of Location of Collateral whereby the Customers certify where Customers presently keep or sell Collateral;

(vii) Subordination or Intercreditor Agreements from all creditors having a lien which is superior to IBM Credit in any assets that IBM Credit relies on to satisfy the Loan Party’s obligations to IBM Credit;

(viii) A Collateral Management Report in the form of Attachment E as of the most recent scheduled report date;

(ix) A Compliance Certificate in the form of 1.1(A)(i) Attachment C as to PC Connection’s compliance with the financial covenants set forth in Attachment A as of the last fiscal quarter of PC Connection for which financial statements have been published;

(x) A Corporate Secretary’s Certificate substantially in the form and substance of Attachment G certifying to, among other items, the resolutions of the Loan Party’s Board of Directors authorizing borrowing by each Loan Party;

(xi) Termination or release of Uniform Commercial Code filing by another creditor as required by IBM Credit;

(xii) A copy of an all-risk insurance certificate pursuant to Section 7.8(A) of the Agreement;

Attachment B (“Attachment B”) TO

AGREEMENT FOR INVENTORY FINANCING

Loan Party: PC Connection, Inc.

Section 1: Liens: Citizens Bank of Massachusetts (1st Broad)

Section 2: Locations of Offices, Records and Inventory:

(A) Principal Place of Business and Chief Executive Office:

730 Milford Road

Merrimack, NH 03054

(B) Locations of Inventory (including warehouses):

Location	Leased (Y/N)
No inventory

Section 3: Fictitious Names: None

Section 4: Organization:

(A) Direct Subsidiaries

Name	State of Organization	Chief Executive Offices	% Owned
PC Connection Sales Corporation	DE	730 Milford Road Merrimack, NH 03054	100%
Merrimack Services Corporation	DE	730 Milford Road Merrimack, NH 03054	100%
GovConnection, Inc.	MD	7503 Standish Place Rockville, MD 20855	100%
MoreDirect, Inc.	FL	7300 North Federal Hwy Boca Raton, FL 33487	100%

(B) Affiliates:

Name	State of Organization	Chief Executive Offices	Capacity
Note: Disclosures here have been limited to entities that have related party transactions with PC Connection or its subsidiaries. Directors and officers of PC Connection and subsidiaries and other investments of its two founding shareholders are not included here.

G&H Post, LLC	New Hampshire	730 Milford Road Merrimack, NH 03054	Lessor of PCC headquarters (common ownership by PCC founding shareholders)

Gallup & Hall (partnership)	New Hampshire	730 Milford Road Merrimack, NH 03054	Lessor of certain facilities leased by PCC subsidiaries (common ownership by PCC founding shareholders)

PCTV, Inc.	New Hampshire	322 North Main Newport, NH 03773	Provider of certain video services (common ownership by PCC founding shareholders)

EN Technologies, Inc.	New Hampshire	322 North Main Newport, NH 03773	Provider of certain development services (common ownership by PCC founding shareholders)

Section 5: Judgments or Litigation:

a)	No judgements outstanding

b)	Litigation described in the 2001 10-K filed by the Company against Sun Life Assurance of Canada for non-payment of aggregate medical claims

c)	Litigation described in the 2001 10-K filed by Lemelson Medical, Education & Research Foundation against PC Connection and 87 other defendents pertaining to bar code scanner patents. Litigation has been stayed pending outcome of separate litigation with bar code scanner manufacturers.

Section 6: Environmental Matters: None

Section 7: Indebtedness:

a)	Contingent “earnout” obligations relating to acquisition of MoreDirect, Inc., and a $10 million escrow cash balance to be used to pay a portion of obligation

b)	Capital lease on 730 Milford Road facility and other capital leases and purchase money obligations provided the maximum aggregate amounts outstanding shall not exceed $15 million

c)	Indebtedness to Citizens Bank of Massachusetts and others under the Credit and Security Agreement

d)	Obligations to former Comteq shareholders on acquisition of Comteq Federal, Inc. (renamed GovConnection, Inc.)

e)	Guarantees of vendor and lessor payables of subsidiaries

f)	Guarantees to floor plan lenders under floor plan lending agreements with Merrimack Services Corporation, GovConnection, Inc. and MoreDirect, inc. Floor plan lenders include IBM Credit, Deutsche Financial Services.

g)	Guarantee to GE Capital of the performance of GovConnection under a contract dated April 30, 2002, which provides for a sale and delivery of certain computer products to GE Capital for lease to the GAO and includes a requirement for GovConnection to provide for insurance on such products for the term of the lease

h)	Recurring intercompany indebtedness resulting from intercompany sales and services

Customer: Merrimack Services Corporation

Section 1: Liens:	Citizens Bank of Massachusetts (1st Broad)
Deutsche Financial Services (certain inventory, limited)

Section 2: Locations of Offices, Records and Inventory:

(A) Principal Place of Business and Chief Executive Office:

730 Milford Road

Merrimack, NH 03054

(B) Locations of Inventory (including warehouses):

Location	Leased (Y/N)
2870 Old State Route 73, Wilmington, OH	Y
2841 Old State Route 73, Wilmington, OH	Y
10 Optical Avenue, Keene, NH	Y

Section 3: Fictitious Names:

PC Connection Services

Section 4: Organization:

(A) Subsidiaries: None

(B) Affiliates:

Note: Disclosures here have been limited to entities that have related party transactions with PC Connection or its subsidiaries. Directors and officers of PC Connection and subsidiaries and other investments of its two founding shareholders are not included here.

Name	State of Organization	Chief Executive Offices	Capacity
PC Connection Sales Corporation	DE	730 Milford Road Merrimack, NH 03054	Commonly owned by PC Connection
GovConnection, Inc.	MD	7503 Standish Place Rockville, MD 20855	Commonly owned by PC Connection
MoreDirect, Inc.	FL	7300 North Federal Hwy Boca Raton, FL 33487	Commonly owned by PC Connection

Section 5: Judgments or Litigation:

a) No judgements outstanding

b) No pending litigation or claims

Section 6: Environmental Matters: None

Section 7: Indebtedness:

a)	Equipment leases (capital) from time to time with IBM Credit, Mellon US Leasing and others

b)	Guarantee of PC Connection’s obligations to its senior lender

c)	Inventory financing agreements with IBM Credit and Deutsche Financial Services

d)	Recurring intercompany indebtedness resulting from intercompany sales and services

e)	Guarantees of lessor and vendor payables of parent and/or other subsidiaries

Customer: GovConnection, Inc.

Section 1: Liens:	Citizens Bank of Massachusetts (1st Broad)
Deutsche Financial Services (certain inventory, limited)

Section 2: Locations of Offices, Records and Inventory:

(A) Principal Place of Business and Chief Executive Office:

7503 Standish Place

Rockville, MD 20855

(B) Locations of Inventory (including warehouses):

Location	Leased (Y/N)
(no inventory on hand)

Section 3: Fictitious Names:

Comteq Federal

PC Connection Federal

Section 4: Organization:

(A) Subsidiaries:

Name	State of Organization	Chief Executive Offices	% Owned
Comteq Federal of New Hampshire, Inc. (dormant)	DE	706 Milford Road Merrimack, NH 03054	100%

(B) Affiliates:

Note: Disclosures here have been limited to entities that have related party transactions with PC Connection or its subsidiaries. Directors and officers of PC Connection and subsidiaries and other investments of its two founding shareholders are not included here.

Name	State of Organization	Chief Executive Offices	Capacity
PC Connection Sales Corporation	DE	730 Milford Road Merrimack, NH 03054	Commonly owned by PC Connection
Merrimack Services Corporation	DE	730 Milford Road Merrimack, NH 03054	Commonly owned by PC Connection
MoreDirect, Inc.	FL	7300 North Fed Hwy Boca Raton, FL 33487	Commonly owned by PC Connection

Section 5: Judgments or Litigation:

a)	No judgements outstanding

b)	No pending litigation or claims

Section 6: Environmental Matters: None

Section 7: Indebtedness:

A.	Guarantee of PC Connection with respect to its senior lender

B	Inventory financing agreements with IBM Credit and Deutsche Financial Services

C.	Intercompany indebtedness resulting from recurring intercompany sales and services

D.	Guarantees of lessor and vendor payables of parent and/or other subsidiaries

Customer: MoreDirect, Inc.

Section 1: Liens:	Citizens Bank of Massachusetts (1st Broad)
Deutsche Financial Services (certain inventory, limited)

Section 2: Locations of Offices, Records and Inventory:

(A) Principal Place of Business and Chief Executive Office:

7300 North Federal Highway, Suite 200

Boca Raton, FL 33487

(B) Locations of Inventory (including warehouses):

Location	Leased (Y/N)

(no inventory on hand currently – all recorded inventory currently in transit or temporarily in staging areas at customers or distributors)

Beginning approx Jan 1, 2003:
2870 Old State Route 73, Wilmington, OH	Y
2841 Old State Route 73, Wilmington, OH	Y

Section 3: Fictitious Names:

MoreDirect.com, Inc.

Corporate Buying Services

Section 4: Organization:

(A) Subsidiaries:

Name	State of Organization	Chief Executive Offices	% Owned
None

(B) Affiliates:

Note: Disclosures here have been limited to entities that have related party transactions with PC Connection or its subsidiaries. Directors and officers of PC Connection and subsidiaries and other investments of its two founding shareholders are not included here.

Name	State of Organization	Chief Executive Offices	Capacity
PC Connection Sales Corporation	DE	730 Milford Road Merrimack, NH 03054	Commonly owned by PC Connection
Merrimack Services Corporation	DE	730 Milford Road Merrimack, NH 03054	Commonly owned by PC Connection
GovConnection, Inc.	MD	7503 Standish Place Rockville, MD 20855`	Commonly owned by PC Connection

Section 5: Judgments or Litigation:

a)	No judgements outstanding

b)	No pending litigation or claims

Section 6: Environmental Matters: None

Section 7: Indebtedness:

A.	Guarantee of PC Connection with respect to its senior lender

B.	Inventory financing agreements with IBM Credit and Deutsche Financial Services

C.	Intercompany indebtedness resulting from recurring intercompany sales and services

D.	Guarantees of lessor and vendor payables of parent and/or other subsidiaries

Attachment C (“Attachment C”) TO

AGREEMENT FOR INVENTORY FINANCING

COMPLIANCE CERTIFICATE

Loan Parties must submit to IBM Credit Compliance Certificates as required pursuant to that certain Credit

Agreement dated May 31, 2002 by and between PC Connection, Inc. and Citizen’s Bank of

Massachusetts

(see attached)

PC Connection, Inc.

730 Milford Road

Merrimack, NH 03054-4631

Main: 603/683-2000

www.pcconnection.com

COMPLIANCE CERTIFICATE

Citizens Bank of Massachusetts, as Agent

28 State Street

13th Floor

Boston, MA 02109

Attention: Michael S. St. Jean

Re:	PC Connection, Inc.

Ladies and Gentlemen:

Pursuant to the provisions of Article 9.7(e) of that certain Amended and Restated Credit and Security Agreement dated as of May 31, 2002 (the “Loan Agreement”) by and among PC Connection Inc., a corporation organized under the laws of the State of Delaware (the “Borrower”), ComTeq Federal of New Hampshire, Inc., a corporation organized under the laws of the State of Delaware, GovConnection, Inc., a corporation organized under the laws of the State of Maryland, Merrimack Services Corporation, a corporation organized under the laws of the State of Delaware, PC Connection Sales Corporation, a corporation organized under the laws of the State of Delaware, PC Connection Sales of Massachusetts, Inc., a corporation organized under the laws of the State of Delaware, MoreDirect, Inc., a corporation organized under the laws of the State of Florida (each a “Guarantor” and collectively the “Guarantors” or “Subsidiaries”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and individually a “Lender”) and Citizens Bank of Massachusetts (“Citizens”), as agent for Lenders (Citizens, in such capacity, the “Agent”), the undersigned, in his capacity as an officer of the Borrower, hereby certifies as follows:

(A) (1)	The representations and warranties contained in Article V of the Loan Agreement are true and correct on and as of the date hereof as if made on and as of such date (except as to transactions permitted by the Agreement and except that the references in Section 5.5 of the Loan Agreement to the financial statements of the Borrowers and each of its Subsidiaries are deemed to refer to the most recent annual financial statements (inclusive of balance sheets and statements of income, retained earnings and changes in financial position of the Borrowers) furnished to the Agent pursuant to Section 5.5 and 8.1(k) of the Loan Agreement), except: no exceptions

(2)	Since the end of the last fiscal quarter of the Borrower and its Subsidiaries, neither the business nor assets nor the condition, financial or otherwise, of the Borrower or any of its Subsidiaries has been adversely affected in any material manner except: no exceptions

(3)	Except as set forth in the certificates attached hereto and except as heretofore disclosed to the Agent in a previous Compliance Certificate, there has been no change (i) in the charter documents or operating agreement of the Borrower and each of its Subsidiaries, as applicable, heretofore certified to the Agent, or (ii) in the incumbency of the officers of the Borrower and each of its Subsidiaries whose signatures have heretofore been certified to the Agent;

(4)	The financial statements submitted herewith have been prepared in accordance with generally accepted accounting principles of the United States consistent with those applied in the preparation of the most recent annual financial statements furnished to the Agent pursuant to Section 5.5 of the Loan Agreement, present fairly the information contained therein and the financial condition and the results of operations of the Borrower and each of its Subsidiaries, on a consolidated basis, as of the date of such financial statements, and are correct in all material respects, subject in the case of statements furnished under Section 9.8 to normal year-end adjustments and the absence of certain footnotes required under generally accepted accounting principles of the United States; and

(5)	The undersigned has caused the provisions of the Loan Agreement to be reviewed and there is no Event of Default thereunder, and no condition which, with the passage of time or giving of notice or both, would constitute an Event of Default thereunder, other than as set forth below: no exceptions

(B) Attached hereto as Schedule A are calculations demonstrating that, based upon the financial statements of the Borrower and its Subsidiaries submitted herewith, the Borrower and each of its Subsidiaries are in compliance with the financial covenants set forth in Sections 6.5 and 6.6 of the Loan Agreement.

Terms defined in the Loan Agreement and not otherwise expressly defined herein are used herein with the meanings so defined in the Loan Agreement.

In witness whereof, the undersigned has executed this Compliance Certificate on this 30th day of October, 2002.

PC CONNECTION, INC.

By:	/s/ Mark A. Gavin

Name:	Mark A. Gavin
Title:	Chief Financial Officer

*	Must be signed by the president, chief executive officer or chief financial officer of the Borrower.

SCHEDULE A

COMPLIANCE CERTIFICATE

Financial Covenant Compliance Computations as of September 30,2002

Funded Debt Ratio

Required: Not more than 2.0:1.0

Actual:

1. Average Outstanding Advances (in $000s)	$428	(for Quarter ended September 30, 2002)

2. Consolidated EBITDA (in $000s) (Restated – See Note)	$14,233	(for four quarters ended September 30, 2002)

3. Line 1 : Line 2	0.0301

Minimum Consolidated Net Worth (in thousands of dollars)

Required:

1. $125,000	$125,000
2. 50% of Consolidated Net Income of quarter ended March 31, 2002 (Restated – See Note)	(loss – not deducted)
3. 50% of Consolidated Net Income of Quarter ended June 30, 2002 (Restated – See Note)	139
4. 50% of Consolidated Net Income of Quarter Ended September 30, 2002	1,103

5. Sum of Lines 1 through 4	$126,242

Actual:

1. Total assets	$282,570
2. Total liabilities	135,610

3. Line 1 minus Line 2	$146,960

Note:

Subsequent to the issuance of the Company’s consolidated financial statements for the quarter ended June 30, 2002, the Company’s management determined that it should have recorded revenue at the time of delivery to customers rather than upon shipment under Staff Accounting Bulletin No. 101 “Revenue Recognition in Financial Statements” (“SAB 101”). The Company implemented SAB 101, effective January 1, 1999 and, consistent with its historical practice, continued to record revenue at the time of shipment, concurrent with the passage of title under the Company’s documentation with its customers. Historically, however, the Company generally covered customer losses and damage to shipments in-transit. The Company established reserves each quarter to cover estimated losses and damages to in-transit goods which were included in SG&A expense. The Company recently learned of an SEC Staff interpretation of SAB 101 indicating that companies generally covering customer losses and damage to shipments in transit should record revenue at the time of delivery (the “de facto” passage of title) rather than upon shipment.

Although the effects of recording revenue at time of delivery, rather than at time of shipment, are not material to any prior fiscal year or quarter, if the Company had made a cumulative retroactive adjustment in the quarter ended September 30, 2002 it would have decreased results of operations by $.02 per share and this, therefore, would have been considered material. Accordingly, the Company will amend its annual report on Form 10-K for the year ended December 31, 2001 and its reports on Form 10-Q for the periods ended March 31, 2002 and June 30, 2002 for this change in revenue recognition practice. All prior quarter figures contained herein reflect this change.

Attachment D (“Attachment D”) TO

AGREEMENT FOR INVENTORY FINANCING

Customers: Merrimack Services Corporation, GovConnection, Inc., MoreDirect, Inc.

AUTHORIZED SUPPLIERS

International Business Machines Corporation

Lexmark International

Ingram Micro Inc.*

Tech Data Corporation*

Synnex Corporation*

PC Wholesale*

Resilien*

Seneca Data*

*	with respect to the Products of International Business Machines Corporation and Lexmark International only

Attachment E (“Attachment E”) TO

AGREEMENT FOR INVENTORY FINANCING

Customer (Legal Name) Merrimack Services Corporation,

GovConnection, Inc., MoreDirect, Inc.

Collateral Management Report (CMR)

Accounts as of: October 31, 2002 (Date)

COLLATERAL STATUS:

		Other Values	Gross Collateral	Advance %		Net Collateral
1.	Inventory Collateral:
	a) IBM Credit Financed Eligible Inventory		$3,898,782	100%		$3,898,782
	b)		$0	XX	%	$0
	c)		$0	XX	%	$0
2.	Other Collateral:
	a)		$0	XX	%	$0
	b)		$0	XX	%	$0
	c)		$0	XX	%	$0
	d)		$0	XX	%	$0

3.	Total Net Eligible Collateral (1+2)					$3,898,782

LOAN STATUS:

			Net Balance
1.	Net IBM Credit Outstandings		$6,468,675

	[1a)-[b)+c)+d)+e)+f)+g)+h)]+i)]
	a) Gross IBM Credit Outstandings (RFS):	$7,983,505
	Less:
	b) Suspense	$(212,125)
	c) Disputes	$(10,913)
	d) In Transit (up to 4 Days)	$(1,128,828)
	e) Other (O/S credits from IBM)	$(162,964)
	f)	$0
	g)	$0
	h)	$0
	Plus:
	i) Product Received Not Billed (RNB)	$0,000,000

2.	Loan Balance [Line 1]	$6,468,675

3.	Collateral Excess / (Shortfall):		$(2,569,893)
	[Collateral Line 3 - Loan Line 2]
	(Loan balance available)
4.	Loan payments made in early November:
	a) Nov 4 – Merrimack Services	$2,183,677
	b) Nov 4 – MoreDirect	$449,672
	c) Nov 8 – Merrimack Services (accelerated)	$1,000,050

	A. TOTAL		$3,633,399

5.	Remaining Credit Line Availability		$1,063,506

	(Loan Line 3 + Loan Line 4)

Signatures:

/s/ Jack Ferguson
Authorized Customer Signature	(Date)

The above officer or delegated individual of Customer certifies that he or she is authorized to provide this information on behalf of Customer and agrees that to the best of his or her knowledge the information is accurate.

Attachment F (“Attachment F”) TO

AGREEMENT FOR INVENTORY FINANCING

CERTIFICATE OF LOCATION OF COLLATERAL

The undersigned, the Treasurer (insert title of office held) of PC Connection, Inc. (“Loan Party”), hereby certifies with reference to the Agreement for Inventory Financing dated October 31, 2002, between Loan Parties and IBM Credit Corporation as follows:

The following are all the locations where the Loan Parties presently keep or sell Collateral:

LOCATION	LEASE (YES/NO)
2870 Old State Route 73, Wilmington, OH	Y
2841 Old State Route 73, Wilmington, OH	Y
10 Optical Avenue, Keene, NH	Y

(NOTE: Inventory may also be temporarily stored with distributors and customers in connection with staged shipments to customers. Such inventory is not expected to be in excess of $500,000 and will not be included in the calculation of eligible Collateral for purposes of determining loan availability.

IN WITNESS WHEREOF, I have hereunto set my hand this day of October 31, 2002 .

PC Connection, Inc.

By:	/s/ Jack L Ferguson

Print Name:	Jack L Ferguson
Title:	Treasurer

Attachment G (“Attachment G”) TO

AGREEMENT FOR INVENTORY FINANCING

CORPORATE SECRETARY’S CERTIFICATE AS TO RESOLUTIONS

AUTHORIZING BORROWING BY CORPORATION

IBM CREDIT CORPORATION

1500 RiverEdge Parkway

Atlanta, GA 30328

I, /s/ Steven Markiewicz certify that I am the Secretary of Merrimack Services Corporation (“Customer”) and that I am custodian of the Customer’s organizational books and records, including the minutes of the meetings of the Customer’s Board of Directors. I further certify as follows:

1. Customer is duly organized under the laws of the State of Delaware, and has its principal place of business at 730 Milford Road, Merrimack, NH 03054.

2. Customer is registered to conduct business or as otherwise required in the following states and localities: New Hampshire, Ohio

3. True and complete copies of the Customer’s Articles of Incorporation and By-laws (“Governing Documents”) are delivered herewith, together with all amendments and addenda thereto as in effect on the date hereof.

4. The following is a true, accurate and compared copy of a Resolution (the “Resolution”) adopted by the Customer’s Board of Directors at a special meeting thereof held on due notice at which there was present a quorum authorized to adopt the Resolution and the entire proceedings of which were proper and in accordance with the Customer’s Governing Documents. The Resolution was duly made, seconded and unanimously adopted, remains in full force and effect and has not been revoked, annulled, amended or modified in any manner whatsoever, and each authorization and empowerment contained in the Resolution is permitted and proper under the Customer’s Governing Documents:

“Resolved, that:

(a) Each executive or managing officer and agent of the Company (each an “Authorized Person”) is and shall be authorized and empowered, separately or collectively, to obtain financing from IBM Credit Corporation, a Delaware corporation (“IBM Credit”) on behalf of the Company, from time to time, in amounts and upon terms and conditions as such Authorized Person deems proper, and for that purpose: (1) to execute notes, financing statements and other evidences of the Company’s indebtedness with respect thereto; (2) to enter into financing agreements, loan agreements, security agreements, pledge agreements and any other agreements with IBM Credit and third parties relating to the terms and conditions upon which any such financing may be obtained and to the security to be furnished by the Company thereof; (3) to enter into, as lessor or lessee, or to assign or sell any interest Company may have in, any lease or similar rental agreement; (4) to modify, supplement or amend any such agreements, any such terms or conditions in such agreements and any such security therefor; (5) to grant powers of attorney, (6) to pledge, assign, guarantee, mortgage, consign, grant security interest in and otherwise transfer to IBM Credit as collateral security for any and all debts and obligations of the Company to IBM Credit or its affiliates, whenever and however arising, any assets of this Company; (7) to execute and deliver any and all assignments, schedules, transfers, endorsements, contracts, guarantees, agreements, designations, consignments, deeds of trust, mortgages, instruments of pledge or other instruments in respect thereof and to make remittances and payments in respect thereof by checks, drafts or otherwise; and (8) to do and perform all other acts and things deemed by such Authorized Person to be necessary, convenient or proper to carry out any of the foregoing.

(b) The authorization contained herein shall apply whether or not proceeds of any loans or advances made at the request of any Authorized Person shall be paid or credited by IBM Credit to the Company or shall be paid or credited to the individual order of any affiliates of the Company or other third party, and IBM Credit shall be under no obligation to inquire as to the application or disposition of the proceeds of any such loan or advance.

(c) Hereby ratified, approved, confirmed and consented to are all that any Authorized Person has done or may do in the premises.”

5. Appearing below are the names, titles and specimen signatures of at least three Authorized Persons, as defined in the Resolution cited in the preceding paragraph, (list at least three such Authorized Persons):

Authorized Person(s) (print)	Title (print)	Signature
Mark A. Gavin	CFO	/s/ Mark Gavin

Jack L. Ferguson	Treasurer	/s/ Jack Ferguson

Stephen A. Baldridge	VP Finance & Controller	/s/ Stephen Baldridge

The foregoing is not intended to be a comprehensive or exclusive list of the Customer’s Authorized Persons. Upon request, Customer will promptly provide to IBM Credit additional certificates containing the name, title and specimen signature of other Authorized Persons, and IBM Credit may now and in the future rely on the signature of any Authorized Person whether or not listed on this or any other certificate or on the signature page(s) hereof. Nevertheless, it is hereby certified that each name, title and signature appearing above or on the signature page(s) hereof, is consistent with the books and records of the Customer.

IN WITNESS WHEREOF, I have signed this certificate this 1st day of November 2002.

/s/ Steven Markiewicz

Name:	Steven Markiewicz

Attachment G (“Attachment G”) TO

AGREEMENT FOR INVENTORY FINANCING

CORPORATE SECRETARY’S CERTIFICATE AS TO RESOLUTIONS

AUTHORIZING BORROWING BY CORPORATION

IBM CREDIT CORPORATION

1500 RiverEdge Parkway

Atlanta, GA 30328

I, /s/ Steven Markiewicz certify that I am the Secretary of GovConnection, Inc. (“Customer”) and that I am custodian of the Customer’s organizational books and records, including the minutes of the meetings of the Customer’s Board of Directors. I further certify as follows:

1. Customer is duly organized under the laws of the State of Maryland, and has its principal place of business at 7503 Standish Place, Rockville, MD 20855.

2. Customer is registered to conduct business or as otherwise required in the following states and localities: Maryland, New Hampshire, Ohio, six other states

3. True and complete copies of the Customer’s Articles of Incorporation and By-laws (“Governing Documents”) are delivered herewith, together with all amendments and addenda thereto as in effect on the date hereof.

4. The following is a true, accurate and compared copy of a Resolution (the “Resolution”) adopted by the Customer’s Board of Directors at a special meeting thereof held on due notice at which there was present a quorum authorized to adopt the Resolution and the entire proceedings of which were proper and in accordance with the Customer’s Governing Documents. The Resolution was duly made, seconded and unanimously adopted, remains in full force and effect and has not been revoked, annulled, amended or modified in any manner whatsoever, and each authorization and empowerment contained in the Resolution is permitted and proper under the Customer’s Governing Documents:

“Resolved, that:

(a) Each executive or managing officer and agent of the Company (each an “Authorized Person”) is and shall be authorized and empowered, separately or collectively, to obtain financing from IBM Credit Corporation, a Delaware corporation (“IBM Credit”) on behalf of the Company, from time to time, in amounts and upon terms and conditions as such Authorized Person deems proper, and for that purpose: (1) to execute notes, financing statements and other evidences of the Company’s indebtedness with respect thereto; (2) to enter into financing agreements, loan agreements, security agreements, pledge agreements and any other agreements with IBM Credit and third parties relating to the terms and conditions upon which any such financing may be obtained and to the security to be furnished by the Company thereof; (3) to enter into, as lessor or lessee, or to assign or sell any interest Company may have in, any lease or similar rental agreement; (4) to modify, supplement or amend any such agreements, any such terms or conditions in such agreements and any such security therefor; (5) to grant powers of attorney, (6) to pledge, assign, guarantee, mortgage, consign, grant security interest in and otherwise transfer to IBM Credit as collateral security for any and all debts and obligations of the Company to IBM Credit or its affiliates, whenever and however arising, any assets of this Company; (7) to execute and deliver any and all assignments, schedules, transfers, endorsements, contracts, guarantees, agreements, designations, consignments, deeds of trust, mortgages, instruments of pledge or other instruments in respect thereof and to make remittances and payments in respect thereof by checks, drafts or otherwise; and (8) to do and perform all other acts and things deemed by such Authorized Person to be necessary, convenient or proper to carry out any of the foregoing.

(b) The authorization contained herein shall apply whether or not proceeds of any loans or advances made at the request of any Authorized Person shall be paid or credited by IBM Credit to the Company or shall be paid or credited to the individual order of any affiliates of the Company or other third party, and IBM Credit shall be under no obligation to inquire as to the application or disposition of the proceeds of any such loan or advance.

(c) Hereby ratified, approved, confirmed and consented to are all that any Authorized Person has done or may do in the premises.”

5. Appearing below are the names, titles and specimen signatures of at least three Authorized Persons, as defined in the Resolution cited in the preceding paragraph, (list at least three such Authorized Persons):

Authorized Person(s) (print)	Title (print)	Signature
Gary Sorkin	President & Treasurer	/s/ Gary Sorkin

Edward Nemeroff	Vice President	/s/ Edward Nemeroff

Stanley Weintraub	Vice President	/s/ Stanley Weintraub

The foregoing is not intended to be a comprehensive or exclusive list of the Customer’s Authorized Persons. Upon request, Customer will promptly provide to IBM Credit additional certificates containing the name, title and specimen signature of other Authorized Persons, and IBM Credit may now and in the future rely on the signature of any Authorized Person whether or not listed on this or any other certificate or on the signature page(s) hereof. Nevertheless, it is hereby certified that each name, title and signature appearing above or on the signature page(s) hereof, is consistent with the books and records of the Customer.

IN WITNESS WHEREOF, I have signed this certificate this 1st day of November 2002.

/s/ Steven Markiewicz

Name:	Steven Markiewicz

Attachment G(“Attachment G”) TO

AGREEMENT FOR INVENTORY FINANCING

CORPORATE SECRETARY’S CERTIFICATE AS TO RESOLUTIONS

AUTHORIZING BORROWING BY CORPORATION

IBM CREDIT CORPORATION

1500 RiverEdge Parkway

Atlanta, GA 30328

I, /s/ Steven Markiewicz certify that I am the Secretary of MoreDirect, Inc. (“Customer”) and that I am custodian of the Customer’s organizational books and records, including the minutes of the meetings of the Customer’s Board of Directors. I further certify as follows:

1. Customer is duly organized under the laws of the State of Florida, and has its principal place of business at 7300 North Federal Highway, Suite 200, Boca Raton, FL 33487.

2. Customer is registered to conduct business or as otherwise required in the following states and localities: Florida, 26 other states

3. True and complete copies of the Customer’s Articles of Incorporation and By-laws (“Governing Documents”) are delivered herewith, together with all amendments and addenda thereto as in effect on the date hereof.

4. The following is a true, accurate and compared copy of a Resolution (the “Resolution”) adopted by the Customer’s Board of Directors at a special meeting thereof held on due notice at which there was present a quorum authorized to adopt the Resolution and the entire proceedings of which were proper and in accordance with the Customer’s Governing Documents. The Resolution was duly made, seconded and unanimously adopted, remains in full force and effect and has not been revoked, annulled, amended or modified in any manner whatsoever, and each authorization and empowerment contained in the Resolution is permitted and proper under the Customer’s Governing Documents:

“Resolved, that:

(a) Each executive or managing officer and agent of the Company (each an “Authorized Person”) is and shall be authorized and empowered, separately or collectively, to obtain financing from IBM Credit Corporation, a Delaware corporation (“IBM Credit”) on behalf of the Company, from time to time, in amounts and upon terms and conditions as such Authorized Person deems proper, and for that purpose: (1) to execute notes, financing statements and other evidences of the Company’s indebtedness with respect thereto; (2) to enter into financing agreements, loan agreements, security agreements, pledge agreements and any other agreements with IBM Credit and third parties relating to the terms and conditions upon which any such financing may be obtained and to the security to be furnished by the Company thereof; (3) to enter into, as lessor or lessee, or to assign or sell any interest Company may have in, any lease or similar rental agreement; (4) to modify, supplement or amend any such agreements, any such terms or conditions in such agreements and any such security therefor; (5) to grant powers of attorney, (6) to pledge, assign, guarantee, mortgage, consign, grant security interest in and otherwise transfer to IBM Credit as collateral security for any and all debts and obligations of the Company to IBM Credit or its affiliates, whenever and however arising, any assets of this Company; (7) to execute and deliver any and all assignments, schedules, transfers, endorsements, contracts, guarantees, agreements, designations, consignments, deeds of trust, mortgages, instruments of pledge or other instruments in respect thereof and to make remittances and payments in respect thereof by checks, drafts or otherwise; and (8) to do and perform all other acts and things deemed by such Authorized Person to be necessary, convenient or proper to carry out any of the foregoing.

(b) The authorization contained herein shall apply whether or not proceeds of any loans or advances made at the request of any Authorized Person shall be paid or credited by IBM Credit to the Company or shall be paid or credited to the individual order of any affiliates of the Company or other third party, and IBM Credit shall be under no obligation to inquire as to the application or disposition of the proceeds of any such loan or advance.

(c) Hereby ratified, approved, confirmed and consented to are all that any Authorized Person has done or may do in the premises.”

5. Appearing below are the names, titles and specimen signatures of at least three Authorized Persons, as defined in the Resolution cited in the preceding paragraph, (list at least three such Authorized Persons):

Authorized Person(s) (print)	Title (print)	Signature
Russel Madris	President	/s/ Russel Madris

Scott Modist	CFO	/s/ Scott Modist

Steve Markiewicz	Secretary	/s/ Steve Markiewicz

The foregoing is not intended to be a comprehensive or exclusive list of the Customer’s Authorized Persons. Upon request, Customer will promptly provide to IBM Credit additional certificates containing the name, title and specimen signature of other Authorized Persons, and IBM Credit may now and in the future rely on the signature of any Authorized Person whether or not listed on this or any other certificate or on the signature page(s) hereof. Nevertheless, it is hereby certified that each name, title and signature appearing above or on the signature page(s) hereof, is consistent with the books and records of the Customer.

IN WITNESS WHEREOF, I have signed this certificate this 1st day of November 2002

/s/ Steven Markiewicz

Name:	Steven Markiewicz

Attachment G(“Attachment G”) TO

AGREEMENT FOR INVENTORY FINANCING

CORPORATE SECRETARY’S CERTIFICATE AS TO RESOLUTIONS

AUTHORIZING BORROWING BY CORPORATION

IBM CREDIT CORPORATION

1500 RiverEdge Parkway

Atlanta, GA 30328

I, /s/ Steve Markiewicz certify that I am the Secretary of PC Connection, Inc. (“Loan Party”) and that I am custodian of the Loan Party’s organizational books and records, including the minutes of the meetings of the Loan Party’s Board of Directors. I further certify as follows:

1. Loan Party is duly organized under the laws of the State of Delaware, and has its principal place of business at 730 Milford Road, Merrimack, NH 03054.

2. Loan Party is registered to conduct business or as otherwise required in the following states and localities: New Hampshire

3. True and complete copies of the Loan Party’s Articles of Incorporation and By-laws (“Governing Documents”) are delivered herewith, together with all amendments and addenda thereto as in effect on the date hereof.

4. The following is a true, accurate and compared copy of a Resolution (the “Resolution”) adopted by the Loan Party’s Board of Directors at a special meeting thereof held on due notice at which there was present a quorum authorized to adopt the Resolution and the entire proceedings of which were proper and in accordance with the Loan Party’s Governing Documents. The Resolution was duly made, seconded and unanimously adopted, remains in full force and effect and has not been revoked, annulled, amended or modified in any manner whatsoever, and each authorization and empowerment contained in the Resolution is permitted and proper under the Loan Party’s Governing Documents:

“Resolved, that:

(a) Each executive or managing officer and agent of the Company (each an “Authorized Person”) is and shall be authorized and empowered, separately or collectively, to obtain financing from IBM Credit Corporation, a Delaware corporation (“IBM Credit”) on behalf of the Company, from time to time, in amounts and upon terms and conditions as such Authorized Person deems proper, and for that purpose: (1) to execute notes, financing statements and other evidences of the Company’s indebtedness with respect thereto; (2) to enter into financing agreements, loan agreements, security agreements, pledge agreements and any other agreements with IBM Credit and third parties relating to the terms and conditions upon which any such financing may be obtained and to the security to be furnished by the Company thereof; (3) to enter into, as lessor or lessee, or to assign or sell any interest Company may have in, any lease or similar rental agreement; (4) to modify, supplement or amend any such agreements, any such terms or conditions in such agreements and any such security therefor; (5) to grant powers of attorney, (6) to pledge, assign, guarantee, mortgage, consign, grant security interest in and otherwise transfer to IBM Credit as collateral security for any and all debts and obligations of the Company to IBM Credit or its affiliates, whenever and however arising, any assets of this Company; (7) to execute and deliver any and all assignments, schedules, transfers, endorsements, contracts, guarantees, agreements, designations, consignments, deeds of trust, mortgages, instruments of pledge or other instruments in respect thereof and to make remittances and payments in respect thereof by checks, drafts or otherwise; and (8) to do and perform all other acts and things deemed by such Authorized Person to be necessary, convenient or proper to carry out any of the foregoing.

(b) The authorization contained herein shall apply whether or not proceeds of any loans or advances made at the request of any Authorized Person shall be paid or credited by IBM Credit to the Company or shall be paid or credited to the individual order of any affiliates of the Company or other third party, and IBM Credit shall be under no obligation to inquire as to the application or disposition of the proceeds of any such loan or advance.

(c) Hereby ratified, approved, confirmed and consented to are all that any Authorized Person has done or may do in the premises.”

5. Appearing below are the names, titles and specimen signatures of at least three Authorized Persons, as defined in the Resolution cited in the preceding paragraph, (list at least three such Authorized Persons):

Authorized Person(s) (print)	Title (print)	Signature
Kenneth Koppel	President	/s/ Kenneth Koppel

Mark Gavin	CFO	/s/ Mark Gavin

Jack Ferguson	Treasurer	/s/ Jack Ferguson

The foregoing is not intended to be a comprehensive or exclusive list of the Loan Party’s Authorized Persons. Upon request, Loan Party will promptly provide to IBM Credit additional certificates containing the name, title and specimen signature of other Authorized Persons, and IBM Credit may now and in the future rely on the signature of any Authorized Person whether or not listed on this or any other certificate or on the signature page(s) hereof. Nevertheless, it is hereby certified that each name, title and signature appearing above or on the signature page(s) hereof, is consistent with the books and records of the Loan Party.

IN WITNESS WHEREOF, I have signed this certificate this 1st day of November 2002.

/s/ Steven Markiewicz

Name:	Steven Markiewicz

ATTACHMENT H (“ATTACHMENT H”) TO

AGREEMENT FOR INVENTORY FINANCING

E-BUSINESS SCHEDULE A (“SCHEDULE A”)

Customer Names: Merrimack Services Corporation, GovConnection, Inc., MoreDirect, Inc.

Effective Date of This Schedule A: October 31, 2002

E-DOCUMENTS - SUPPLIERS:

Invoices

Payment Report/Remittance Advice

Transaction Approval

E-DOCUMENTS - CUSTOMERS:

Invoices

Debit Entry

Remittance Advice

Transaction Approval

Billing Statement

Payment Planner

Statements of Transaction

Common Dispute Form

IBM Corporation Dispute Form